SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended September 30, 2024

FIG PUBLISHING, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 24R-00037

Delaware	47-5336565
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Floor 10 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

(212) 401-6930
Registrant’s telephone number, including area code

Fig Gaming Shares – Amico Fig Gaming Shares – Moonray Fig Gaming Shares – Digital Eclipse Fig Portfolio Shares – Series 2021
(Title of each class of securities issued pursuant to Regulation A)

Item 1. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements and other information set forth in this annual report on Form 1-K may address or relate to future events and expectations and as such constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to our plans, objectives, projections, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “will”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. Forward-looking statements include, but are not limited to, statements about: expectations regarding our future revenue, the timing and release of our games, the implementation of our business model, our ability to enter into further licensing and publishing agreements, proceeds from the sale of Fig Game Shares, our expectations regarding our cash flow, our financial performance, our ability to obtain funding for our operations, our expectations regarding our cost of revenue, operating expenses and capital expenditures, and our future capital requirements.

All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this report and in the section entitled “Risk Factors” identify important factors that you should consider in evaluating our forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be given that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this report or otherwise make public statements in order to update our forward-looking statements beyond the date of this report.

This report contains statistical data and estimates that we obtained from industry publications and reports. These publications typically indicate that they have obtained their information from sources they believe to be reliable, but do not guarantee the accuracy and completeness of their information. Some data contained in this report is also based on our internal estimates. Although we have not independently verified the third-party data, we believe it to be reasonable.

In this report, all references to “Fig,” “we,” “us,” “our,” or “the company” mean Fig Publishing, Inc. and all references to our “Parent” refer OpenDeal Inc., dba Republic, which owns 100% of our outstanding voting stock.

This report contains trademarks, service marks and trade names that are the property of their respective owners.

Overview

Fig is a crowd-publisher of video games and related products and systems, including video games that may accompany or be associated with such products or systems. Since our incorporation in 2015, we have identified, licensed, contributed funds to the development of, marketed, arranged distribution for, and earned receipts from sales of, video games and other products and systems developed by third party developers with whom we entered into publishing and co-publishing license agreements.

We work with the developers of video games, products and systems through all phases of such products’ publication and distribution, from the funding of development to supporting commercial release. Initially, we work to identify and source video games, products and systems that we believe are likely to be commercial successes and whose development we can fund in whole or in substantial part. We then work with the developer to create a crowd-publishing campaign, which are hosted on our Parent’s website at Republic.com/fig (formerly found at https://fig.co). Each campaign has a fundraising goal, and, if the goal is reached, we agree to fund the development of and publish the video game, product or system. Following the successful crowd-publishing campaign, we work with the developer while they develop their game, product or system to help make sure it will do well commercially, taking a light touch compared to traditional publishers and allowing the developer creative freedom. When the game, product or system is ready for commercial launch, we publicize it and work with the developer and any co-publishers to assist them in distributing and selling it.

We were incorporated on October 8, 2015 in Delaware as a wholly owned subsidiary of Loose Tooth Industries, Inc. (“Loose Tooth” or our “former parent”). On April 16, 2020, we were acquired by OpenDeal Inc. dba Republic, our current Parent (“Republic” or “Parent”). We have not recognized significant revenue to date and we have a limited operating history. We have, at this time, limited assets and resources and receive substantial ongoing support from our Parent. We rely substantially on our Parent for support in the conduct of our business.

Our Acquisition by Republic

From fiscal 2018 to fiscal 2019, our former parent, Loose Tooth, sought to reduce its financial support for our operations and we in turn sought to cut back on the scale of our operations by shifting to less expensive game licensing opportunities and the acquisition of fewer new game licenses than we had previously intended under our long-term business planning. Notwithstanding this reduction in the scale of our operations, Loose Tooth, and we, considered our business model to have proven itself successful over the years of our operation, and to be capable of continuing to generate operational and financial successes. As a result, Loose Tooth determined to investigate strategic alternatives that could provide us with more support than Loose Tooth itself was providing. In pursuing such a strategic alternative, Loose Tooth and we sought a partner that would support us in continuing to operate, or have others operate on our behalf, the portion of our business dedicated to collecting revenue shares from sales of published games and paying dividends on our outstanding Fig Gaming Shares, Fig Portfolio Shares (together with Fig Gaming Shares “Fig Shares”) and other dividend-paying securities.

On April 16, 2020, our business was acquired by our current Parent, OpenDeal Inc. dba Republic, a holding company for various companies in the alternative finance and capital formation space. Our current Parent acquired from Loose Tooth for $300,000 in cash as well as additional conditional compensation, all of the outstanding shares of our common stock, as well as assets held by Loose Tooth that related to our business, including web domains, websites, intellectual property rights, properties, and certain other assets. In return, our Parent agreed to pay, or direct us to pay, to Loose Tooth specified amounts of cash and securities; 100% of all accounts receivable (being amounts, including future cash flows, under then-existing license agreements with developers, which we expect to be de minimis and will be net of certain expenses); and 50% of all future accounts receivable, after distributions to applicable stockholders, until January 1, 2022 (being amounts received from development projects which begin raising capital on Fig.co or sites controlled by the Company in 2020 or 2021) after such amounts allowed for the repayment of Parent in the amount of $350,000. That time period has now expired, and we now retain all accounts receivable for all projects developed now or in the future after distributions to applicable stockholders, subject to other agreements we enter into in the normal course of business. Any future development projects we publish or co-publish, not otherwise funded by existing and outstanding Fig Gaming Shares or Fig Portfolio Shares, are not subject to any revenue sharing arrangement with Loose Tooth.

Our Financial and Operational Status

The Company incurs substantial cost at the time it enters into a license agreement in exchange for future revenue rights, which may take years to be realized, if ever. The Company incurs such costs to run its operations and assist in the development of the games and products it co-publishes. The Company has no employees and relies on the services of employees of its Parent and its Parent’s other subsidiaries, for which it reimburses Parent and other affiliates for their time and services.

The Company does not expect that the revenue-sharing terms of its current Parent’s transaction with Loose Tooth will have a material impact on its results of operations or liquidity, or on holders of the Company’s Fig Portfolio Shares, whose economic interest is limited to receiving a share of the Company’s revenue from the sale of particular licensed games and other products (unaffected by the Company’s payment obligations to Loose Tooth). Although Loose Tooth retains 100% of revenues under license agreements existing at the time the Company was sold, net of certain expenses, this legacy revenue share (which is classified as accounts receivable) is not expected to be material, because the legacy games remaining in the Company’s publishing portfolio are in the late stages of their commercial lives. In addition, although Loose Tooth holds a revenue share (classified as accounts receivable) of 50% of Fig’s future gross income from projects that begin raising capital on Fig.co or sites controlled by the Company in 2020 or 2021, this future revenue share is payable only when the applicable gross income is actually realized, which the Company expects will occur only after a delay, as the relevant games are developed, and then over an extended period of time, after the relevant games are commercially released. Finally, the Company expects that any shortfall in its operating results or cash flow would rarely, if ever, be so severe as to actually have an effect on the portion of its ongoing operations that are of material interest to holders of Fig Gaming Shares and Fig Portfolio Shares – specifically, the Company’s ability to maintain Fig Gaming Shares and Fig Portfolio Shares ownership records, collect revenue from games and other products that have already been commercially launched and distribute that revenue in the form of dividends to Fig Gaming Shares and Fig Portfolio Shares holders on a timely basis.

Our Regulation A+ Reporting Status

From soon after our inception until October 1, 2019, we were a reporting company under the Regulation A+ public reporting regime. As a Regulation A+ reporting company, we have incurred substantial ongoing costs relating to legal, accounting and other fees and expenses arising from our ongoing public filing and reporting. Then, on October 1, 2019, consistent with then-applicable SEC rules and regulations and as part of our ongoing effort to reduce expenses, we filed a Form 1-Z with the SEC and exited the Regulation A+ reporting regime. Thereafter, we were acquired by our current Parent and began offering Fig Gaming Shares in furtherance of supporting the development of and publishing our games, products and systems. On June 8, 2020, we filed a Regulation A+ offering statement for the offering of the FGS – Amico series of Fig Gaming Shares. When that offering statement, as amended, was qualified by the SEC on October 21, 2020, we re-entered the Regulation A+ reporting regime. As a result of the foregoing, we incurred significantly lower legal, accounting and other reporting-related fees and expenses for the period from October 1, 2019 until early 2020, when the preparation of our FGS – Amico offering statement began. Upon the FGS – Amico offering’s qualification, we re-entered the Regulation A+ reporting regime.

Results of Operations

We recognized revenue of $1.05 million and $0.4 million in the years ended September 30, 2024 and 2023, respectively.

Revenues for the twelve months ended September 30, 2024 and 2023 consisted principally of sales receipts totaling $0.8 million and $0.4 million, respectively, generated from video games and video game consoles from third party-developers received by the Company in proportions specified in each applicable non-exclusive license agreement. Revenues from the year ended September 30, 2024, included termination fees of $250,800 related to the early termination of the license agreement associated with the series of shares designated FGS - Moonray.

We generated a net income of $0.6 million for the twelve month period ending September 30, 2024, compared to a net loss of $1.1 million for the twelve month period ending September 30, 2023. The increase in the net income was principally due to the decrease in game development expenses, from $1.1 million to $0 from September 30, 2023 to September 30, 2024, respectively. The Company launched no new offerings during the twelve months ending September 30, 2024 which resulted in no game development expenses. As the Company discontinued launching of new offerings during 2024, the Company expects to incur no new game development expenses in future years.

As of September 30, 2024, we had an accumulated deficit of $30.2 million. Because we have not generated sufficient revenue from our operations to fully fund our activities, we have to date depended to a significant extent on our Parent to fund our operations. This has and continues to expose us to the risk that our Parent may be unable to provide us with financing necessary to continue our operations. Therefore, given the current financial challenges we face, we have decided to discontinue pursuing the funding and promotion of new video games, devices or systems to preserve resources and ensure we have sufficient liquidity to responsibly winddown our operations. We are exploring borrowing additional amounts from our Parent, by the terms of our existing agreements with our Parent, to continue to fund our operations.

Our financial challenges are characterized by limited historical revenue and operational constraints imposed by our former parent and current Parent. The Company is actively exploring paths to winddown its operations due to a belief that there is no path to profitability and the financial pressures the Company faces. At this time, we seek to continue operating the portion of our business dedicated to collecting our revenue shares from sales of previously funded games, devices and systems and paying dividends on outstanding Fig Gaming Shares and Fig Portfolio Shares and other dividend-paying securities, although we may ultimately have others operate this portion of our business if we were to discontinue general operations.

The Company has not experienced any bankruptcy, receivership or similar proceeding; there are no ongoing legal proceedings that are material to the business or financial condition of the Company.

See Note 3 to our financial statements for our basis of presentation.

Our Approach

When we pursued new business, we evolved the video game publishing model in a number of key ways:

●	Crowd-Publishing Campaigns. As part of the process through which we decided which video games, products and systems to publish or not, which we also refer to as greenlighting, we hosted crowd-publishing campaigns on our Parent’s website at Republic.com/fig (formerly found at https://fig.co). Each crowd-publishing campaign allowed the developer to raise funds directly, through the pre-sale of video games, products and systems, digital items, merchandise and experiences, in what we refer to as the rewards portion of the campaign. Additionally, each campaign allowed us to offer specific series of our capital stock that would pay dividends that reflect the economic performance of the game, once published. We solicited and received indications of investment interest, which we call reservations, and accepted investments, directly through our Parent’s website at Republic.com/fig (formerly found at https://fig.co), from accredited investors in Regulation D offerings and from qualified purchasers in Regulation A+ offerings. Funds pledged in the rewards portion of the campaign are held in escrow and only disbursed to the developer if the campaign succeeds in reaching its fundraising goal. Fig is not involved in the payment of crowd-publishing pledges to the developer or in the fulfillment of crowd-publishing rewards by the developer. Fig also had Open Access Campaigns, where funds are collected immediately but the purchaser typically had access to the current build of the game immediately following the purchase or shortly thereafter. Invested funds, which in the case of Regulation A+ offerings may only be collected after the Regulation A+ offering is qualified by the SEC, are held in escrow until the offering succeeded in reaching its fundraising goal, at which time we closed the offering.

The rewards portion of each campaign allowed us to assess consumer interest in specific video games, products and systems. A crowd-publishing campaign must be successful in achieving its fundraising goal before we would greenlight the associated product. This allowed us to reject products that do not sufficiently interest gamers and also allows us to calibrate the amount of funding we contribute to the development of specific products. In this manner, the voice of the gaming community was heard in our publishing decisions.

●	Focused Curation. We historically conducted crowd-publishing campaigns for only a small number of games, products and systems. We believed this focus helps the gaming community concentrate their attention on each game, product or system, which we believed provided better marketing than is available on existing rewards-only crowdfunding platforms, where individual campaigns can get lost in the multitude of concurrent game and non-game campaigns.

●	Fig Gaming Shares. If the rewards portion of a crowd-publishing campaign for a particular game, product or system was successful, in our discretion, would offer the opportunity for gamers and fans to connect with games in a new way, by investing in Fig and, in exchange, receiving securities which may pay dividends that reflect the economic performance of that game, product or system.

●	Fig Portfolio Shares. We offered the opportunity for gamers and fans to connect with a portfolio of games, devices and systems in a new way, by investing in Fig and, in exchange, receiving securities which may pay dividends that reflect the economic performance of a portfolio of games, products and systems that we crowd-publish during a set period of time.

●	Preservation of Developers’ Intellectual Property Ownership. We have never required developers to transfer their core intellectual property rights, or rights to derivative works including prequels, sequels, spinoffs and follow-up products, in order to have their games, products or systems. We believe that this deference to the intellectual property rights of developers provided us with an advantage over traditional publishers in attracting talented developers with exciting ideas.

We believe that these aspects of our publishing model, including in particular our involvement of the gaming and fan community in our publishing decisions, resulted in games that are more aligned with consumer demand, more creatively innovative and more commercially successful.

Our Process

Historically, we work with video game developers through all phases of a game’s development, from funding to the completion of development to commercial launch.

Sourcing

Historically, we work to identify and source game, product and system development projects that we believe are likely to result in commercially successful products and whose development we can fund in whole or in substantial part. We have never required developers to transfer their core intellectual property rights, or rights to derivative works, including prequels, sequels, spinoffs or successors, in order for us to publish their games, products or systems.

Crowd-Publishing

Historically, once we have sourced a video game, product or system, we work with the developer to create a crowd-publishing campaign, which we host on our Parent’s website at Republic.com/fig (formerly found at https://fig.co). We work with the developer to set a fundraising goal, which is the amount we believe the developer needs, in addition to whatever amounts are available to it from other funding sources, to successfully develop the product. Our input into the setting of the fundraising goal is based on a number of factors, including our assessment of the developer’s business and experience, our discussions with the developer, our knowledge of the video game industry, our discussions with contacts in the video game industry and our preliminary estimation of the product’s commercial potential.

The funding portion of our platform has two principal aspects: pledges and investment. Pledges operate through a traditional rewards-based crowdfunding mechanism, in which funds are pledged to the developer by backers in exchange for rewards – for example, digital downloads, t-shirts, figurines, posters or in-game content that enhance the game-playing experience. Pledged amounts go directly to the developer, minus processing fees that we charge for hosting the campaign. Fig is not involved in the payment of crowd-publishing pledges to the developer or in the fulfillment of crowd-publishing rewards by the developer. Generally, we use the success of pledges collected during crowd-publishing campaigns to determine the viability of funding a game, product or service via the investment process described below.

Additionally, we have used our platform to offer and sell specific series of our capital stock, which have dividend rights that reflect the economic performance of the associated video game, product or system. We generally solicit and receive investment reservations, and accept investments, directly through our Parent’s website at Republic.com/fig (formerly found at https://fig.co). Only after a crowd-publishing offering has succeeded in reaching its fundraising goal and we have otherwise closed on all or part of the offering of the securities do we release the associated investment proceeds to the applicable developer.

Pursuant to our publishing license agreements with developers, once a campaign has reached its fundraising goal, we are committed to funding the development and publishing of the game, product or system. The aggregate of the rewards-based contributions, investment amounts (both reservations and investments, as applicable) and additional amounts that we may decide to commit all count towards the campaign’s fundraising goal. We maintain discretion to deem a campaign a success by contributing additional funds to cover any shortfall in a campaign’s fundraising goal. We then set the amount of development funds to be provided to the developer. We refer to this amount as the Fig Funds (“Fig Funds”). We set the Fig Funds based on a further assessment of the same factors we considered in setting the fundraising goal with the developer, now further informed by our assessment of the gaming and fan community’s reaction to the product through its participation in the crowd-publishing campaign. As a result, Fig Funds are largely correlated to the amount of proceeds we have raised from the sale of the securities associated with the game. Historically, Fig Funds have at least equaled the aggregate proceeds from the offering of the associated securities, and have in several cases been significantly greater.

Under our Fig Portfolio model, we also raised funds in anticipation of funding a portfolio or group of games, products and systems that we crowd-publish during a set period of time. From the pool of funds raised, we set the amount of development funds to be provided to various developers. We refer to this amount as the Fig Portfolio Funds (“Fig Portfolio Funds”). We set the Fig Portfolio Funds based on a further assessment of the same factors we considered in setting the non-securities fundraising goal with the developer (if applicable), now further informed by our assessment of the gaming and fan community’s reaction to proposed products through their prior participation in the crowd-publishing campaign. We do not yet have a history of deploying Fig Portfolio Funds outside of the disclosures herein regarding Fig Portfolio Funds deployed from the sale of Fig Portfolio Shares – Series 2021.

For the purposes of this Form 1-K, we refer to both Fig Funds and Fig Portfolio Funds as “Fig Funds,” unless noted otherwise.

We believe that our crowd-publishing model, involving pledges and investments from the gaming and fan community, provided us with several advantages: the ability to assess public interest in a game, product or system before it is developed, solicit feedback for a game, product or system, and reduce marketing costs and the overall cost of capital required to create a game, product or system. In particular:

●	By generally requiring a certain threshold of public support for a game, product or system prior to being committed to publish it, we believe we are better able to publish products that have a higher likelihood of being commercially successful. Additionally, we believe that basing our greenlighting decisions, in part, on public support allows us to identify candidates that might resonate and ultimately publish innovative or non-traditional games, products and systems that may not fit the commercial requirements of a traditional publisher, but which nevertheless resonate with the public. However, in certain situations, we would select certain games, products or systems prior to their receipt of public support and therefore commit to publishing them via Fig Portfolio Shares.

●	We do not exert creative control over the games, products or systems we publish, unlike traditional publishers. We believe that the public commentary and feedback provided to developers on our platform, throughout the rewards portion of the campaign and the development process, help to provide creative input to developers while letting them stay true to their vision for the game, product or system’s development.

●	A typical successful crowd-publishing campaign on our platform would have hundreds or thousands of individual participants, between rewards pledgees and those who invest in securities. We believe that this broad-based involvement allows us to spend less on marketing than traditional publishers, while still achieving positive results.

●	We believe that the securities we offer, which are tied to the economic success of particular game, product or system, allowed us to raise capital at a lower cost, and on a better scale compared to our capital requirements, than we might otherwise be able to achieve.

Development

We call the stage following greenlighting and the provision of Fig Funds to the developer the “development phase” of the game, product or system. During this phase, we would historically remain in regular contact with the developer and receive prototypes of the game, product or system. We do not take creative control, as traditional publishers frequently do. Additionally, we do not emphasize milestones as much as traditional publishers. While this may potentially result in delays or overbudgeting of development, we believe that the reduction in a developer’s overhead costs as a result of our lighter approach can lead to lower overall development costs and a final product that is better aligned with what the developer envisions and what consumers want. Throughout the development process, we would historically help to facilitate community and customer awareness of the game, product or system and encourage active engagement between developers and fans through our platform. For example, through our platform, developers can solicit feedback on development and design choices made during the course of development. We may also help developers with localization and other distribution-related development efforts, such as porting to other game systems, or qualifying on a distribution platform. We intend, jointly with our publishing partners, to label and market our products in accordance with the applicable principles and guidelines of the Entertainment Software Rating Board, or ESRB, an independent self-regulatory body that assigns ratings and enforces advertising guidelines for the interactive software industry.

In addition to the foregoing, we would historically provide general advice and consultation to developers, including in regard to which technologies to use for developing games, products and systems, which platforms to focus on and other matters of business strategy. We do this most extensively when dealing with less experienced developers. We would also connect developers with third-party vendors to assist with development, and provide ongoing advice and assistance. The Company no longer provides active consulting, marketing, distribution, and development resources prior to commercial launch of games, products, or systems.

Commercial Launch

Historically, when a game, product or system is ready to be commercially launched, we assist with storefront certifications and approvals, help publicize the game, product or system and facilitate distribution, both through our platform and through storefronts, such as Steam. We offer these products for sale through our Republic.com/Fig platform and also help the developer to distribute through storefronts. If requested by a developer, we can assist with quality assurance and certification efforts, for which we may charge an additional fee. Our level of involvement varies by developer and by distribution channel, ranging from only providing the developer with our advice and input, to handling the entirety of the commercial launch for the developer. The Company no longer provides active consulting, marketing, distribution, and development resources following commercial launch of games, products, or systems.

Marketing. Our crowd-publishing campaigns help raise awareness of a game, product or system and galvanize fans, which helps to build a community. We amplify the marketing and promotion of our crowd-publishing campaigns through our own marketing and public relations efforts. We aim to involve the community of Fig backers in the marketing of game, product or system as much as we can, because we believe that genuine grassroots involvement, driven by loyal and invested fans, represents a powerful marketing asset for our games, products and systems.

Distribution. Historically, where applicable, we identify and secure agreements with third-party distributors to distribute, deliver, transmit, stream, resell, wholesale or otherwise exploit the games, products or systems we fund. A typical distributor fee is 30% of the amount the consumer pays. Major third-party digital distributors of games, also known as storefronts, include Steam, Xbox One Store, PlayStation Store, Apple App Store, Google Play Store, Gog.com, EA Origin and Humble Bundle. Some of the products we publish are only distributed by third parties such as “big box” retailers, in which case we provide guidance on the marketing of such units with such retailers.

We expect that our Parent’s website at Republic.com/fig (formerly found at https://fig.co) will continue to have a strong search engine optimization (“SEO”), ranking for each of our games, due in part to the fact that each game will have already been the subject of a completed crowd-publishing campaign on or associated with such website. For our games, products and systems, our Parent’s website is usually a high, and occasionally the top, search result. As part of our standard publishing license agreement terms, our Parent’s website is a pre-approved distribution channel through which we can sell games, products and systems to the public.

Products Licensed

As of September 30, 2024, we have twenty two (22) active licenses agreements for publishing video games, products and systems associated with an outstanding series of Fig Gaming Shares or Fig Portfolio Shares. This does not include licenses that have expired, been terminated, or that we have not begun funding, to which we have sold our rights, or from which we otherwise do not have a right to future revenue. We may generate revenue from video games, products and systems prior to their commercial launch if, for example, the game is released in a pre-launch state on a service such as Steam Early Access. In 2023 we terminated a license agreement which had not started game development. In December of 2023 we started negotiating the termination of another license agreement for a game which had begun development. We completed the termination of that license agreement a few days into 2024. In 2024 a license agreement expired in accordance with its terms, and we are in the process of distributing a final dividend and as of the date of this filing. We intend to terminate the associated share class following such final distribution. In Q1 of 2025, we began negotiations to terminate a license agreement for which we believe no material revenues will accrue in the future.

Products in Development. As of December 31, 2024, we had twelve (12) video games and one (1) system in development. Our license agreement with Digital Eclipse provides for the publishing of multiple video games, products and or systems, developed by Digital Eclipse Entertainment Partners Co., through funding of which we have completed through the successful completion of the Regulation A+ offering of FGS – Digital Eclipse (see - “Contractual Commitments” and Exhibits 6.5, 6.6, 6.7, and 6.8). Our outstanding shares of FPS – Series 2021 provides for the publishing of multiple video games, products and or systems, through funding of which we have completed through the successful completion of the Regulation A+ offering of FPS – Series 2021; a new license agreement is entered into for each game, system or device developed with Fig Funds from the offering of FPS – Series 2021.

We have no near-term prospects for entering into additional license agreements.

Ongoing and Future Offerings.

We have no ongoing offerings at this time and do not intend to commence any future offerings.

Historical Products. We and our affiliates have also licensed additional games to which we no longer have ongoing royalty rights, because either our royalty term expired or we sold our publishing rights to the game.

Uncompleted Games. The Company has several games which have taken longer in development than expected, or have stayed in pre-release state (available on an “Early Access,” discounted basis) longer than expected.

These delays are often due to complexities of development, the expansion of the game’s scope during development or the need for additional development financing. When more financing is needed, game developers will often take on work-for-hire contracts to generate the funds they need, which can slow the development of the title. For example, the release of Consortium: The Tower (CTT) has been delayed, but was available in a pre-release state and the development team had signed on to do work-for-hire contracts to help secure funds to complete the game. The game remains in a pre-release state, and we are in discussions with the developer to terminate the associated license agreement. Historically, games whose development was funded primarily from Regulation A+ offerings are no more prone to developmental delays than games whose development was funded primarily from Regulation D offerings.

The Company has in the past clearly disclosed in its offering circulars, and continues to disclose in this annual report, that the process of developing and publishing new video games can be lengthy, expensive and uncertain. In particular, the Company has disclosed that a game developer may experience delays in developing a game, and when it does so the Company may have little practical recourse for maximizing the value of its rights. See “Risk Factors.”

Fig Gaming Shares

As part of our crowd-publishing business model, we have used our platform to offer and sell specific series of our capital stock, each of which reflects the economic performance of a particular video game, product or system. We previously called such shares “Fig Game Shares” and we have now rebranded them as “Fig Gaming Shares.” We designated each series with a specific designation such as “Fig Gaming Shares – [code name for product]” or “FGS – [code name for product].”

Fig Gaming Shares are preferred stock of Fig without any rights to vote on any matters relating to our Company, any Fig Gaming Shares or otherwise. Different series of Fig Gaming Shares differ from each other in that each series pays holders of those securities dividends based on the revenue share we receive from sales of a particular associated game, product or system, as specified by each license agreement associated with such Fig Gaming Shares.

When we agreed to publish a game, product or system, we receive through our publishing license agreement a right to a portion of that product’s future revenue. Generally, following the deduction of distributor fees and sales taxes, and a service fee based on the amount of funds raised by the Company (“Fig Service Fee”) (if any), the product’s revenue is divided among: (1) the developer and any co-publishers and (2) Fig. From Fig’s revenue share, we calculate an allocation for holders of the associated series of Fig Gaming Shares, by multiplying the revenue share by the ratio of (x) the gross proceeds raised from that series of Fig Gaming Shares over (y) the Fig Funds provided to the developer. For example, if we sold a particular series of Fig Gaming Shares for gross proceeds of $0.8 million and we provided Fig Funds of $1.0 million, we would allocate 80% of Fig’s revenue share from the associated product to the holders of those Fig Gaming Shares. Alternatively, if the gross proceeds and the Fig Funds were identical, we would allocate 100% of Fig’s revenue share from the associated product to the holders of those Fig Gaming Shares.

From the portion of our revenue share allocated to holders of Fig Gaming Shares, we are obligated to dividend out a specified percentage, such as 80%, to those holders, subject to applicable law. The specific revenue sharing and dividend details for each series of Fig Gaming Shares, and the terms of the associated license agreement, are specified in the offering disclosure document associated with the sale of that series of Fig Gaming Shares. When the series of Fig Gaming Shares is offered in a Regulation A+ offering, the associated license agreement is filed with the SEC.

For greater detail regarding game revenue sharing and the payment of dividends generally, see “Our Dividend Policy” included in the particular offering circular describing that series of Fig Gaming Shares. For greater detail regarding game revenue sharing and the payment of dividends for each particular series of Fig Gaming Shares being offered, see the schedule included in the particular offering circular describing that series of Fig Gaming Shares.

Proceeds from the offering of a particular series of Fig Gaming Shares may be used to fund the development of games, products or systems other than the game, product or system with which that series of Fig Gaming Shares is associated, as well as other expenditures not related to that associated product. However, the amount of funds we provide to a developer is typically correlated to the proceeds from the sale of the associated Fig Gaming Shares.

Fig Portfolio Shares

As part of our crowd-publishing business model, we have used our platform to also offer and sell specific series of our capital stock, each of which reflects the economic performance of a one or more video games, products or systems that we select during a specified period after such capital stock is outstanding. We call such shares “Fig Portfolio Shares”. We designated each series with a specific designation related to the series such as “Fig Portfolio Shares – [year of series]” or “FPS – [year of series]”.

Fig Portfolio Shares are preferred stock of Fig without any rights to vote on any matters relating to our Company, any Fig Portfolio Shares or otherwise. Different series of Fig Portfolio Shares differ from each other in that each series pays holders of those securities dividends based on the revenue share we receive from sales of one or more video games, products or systems we select during a specified period after such Fig Portfolio Shares are outstanding, which games, products or systems are the subject of license agreements associated with such Fig Portfolio Shares.

When we agreed to publish a game, product or system, we receive through our publishing license agreement a right to a portion of that product’s future revenue. Generally, following the deduction of distributor fees and sales taxes, and a Fig Service Fee (if any), the product’s revenue is divided among: (1) the developer and any co-publishers and (2) Fig. From Fig’s revenue share, we calculate an allocation for holders of the associated series of Fig Portfolio Shares, by multiplying the revenue share by the ratio of (x) the gross proceeds raised from that series of Fig Portfolio Shares and allocated to that game, product or system license, in our discretion, over (y) the Fig Funds provided to the developer. For example, if we sold a particular series of Fig Portfolio Shares for gross proceeds of $8.0 million and we provided Fig Funds of $4.0 million, designating $2.0 million from the relevant series of Fig Portfolio Shares and the other $2.0 million from the sale of Fig Portfolio Shares or from other capital of Fig, we would allocate 50% of Fig’s revenue share from the associated product to the holders of those Fig Portfolio Shares as all of the funding came from that series of Fig Portfolio Shares. Alternatively, if the gross proceeds of the Fig Portfolio Funds were allocated in a manner that for any one license agreement they were all from such proceeds with respect to the Fig Funds, we would allocate 100% of Fig’s revenue share from the associated product to the holders of those Fig Portfolio Shares. We intend to collect more in gross proceeds from the sale of a particular series of Fig Portfolio Shares than the amount of Fig Funds we provide to any one developer of the associated products, as Fig Portfolio Shares are meant to allow for the provision of Fig Funds to one or more developers.

From the portion of our revenue share allocated to holders of Fig Portfolio Shares, we are obligated to dividend out a specified percentage, such as 85%, to those holders, subject to applicable law. The specific revenue sharing and dividend details for each series of Fig Portfolio Shares, and the terms of the associated license agreement(s), are specified in the offering disclosure document associated with the sale of that series of Fig Portfolio Shares. When the series of Fig Portfolio Shares is offered in a Regulation A+ offering, a form license agreement is filed with the SEC but the actual license agreements we will enter into to attempt to earn dividends for the Fig Portfolio Shares will not be provided to investors unless and until a regulatory reporting update after the offering closes.

For greater detail regarding game revenue sharing and the payment of dividends generally, see “Our Dividend Policy” included in the particular offering circular describing that series of Fig Portfolio Shares. For greater detail regarding game revenue sharing and the payment of dividends for each particular series of Fig Portfolio Shares being offered, see the schedule included in the particular offering circular describing that series of Fig Portfolio Shares.

Proceeds from the offering of a particular series of Fig Portfolio Shares may be used to fund the development of games, products or systems other than the games, products or systems with which that series of Fig Portfolio Shares becomes associated, as well as other expenditures not related to that associated product. We intend to use the total proceeds of the sale of Fig Portfolio Shares to provide Fig Portfolio Funds to multiple developers, and we may also provide such developers additional funding through the sale of other Fig Gaming Shares or through the Company’s cash accounts; in all events, such amounts are Fig Funds, and only those Fig Funds attributable to a class of outstanding Fig Gaming Shares or Fig Portfolio Shares will be entitled to participate in any revenue generated from said developer.

Market Opportunity

Our goal was to provide developers and video game fans a more balanced and sustainable approach to game, product and system publishing. We aspired to provide a publishing solution that retains the best, and discards the worst, of traditional publishing and of self-publishing through rewards-only crowdfunding. The following are anecdotal views based on our industry experience to date.

Traditional Publishing Arrangements

In traditional publishing arrangements, particularly with large video game publishers, a publisher provides funding to a developer for a particular product’s development in exchange for the intellectual property rights to the product, which include distribution rights as well as rights to sequels and other derivative works, including film and merchandise rights. The intellectual property rights are a developer’s most important asset, and we believe that turning those rights over to a publisher not only relinquishes creative control but also creates a developer-publisher relationship that is similar to an employment relationship. A developer is paid a royalty that is typically less than half of the net revenue earned from a game. The formulas by which developers earn royalties can be disproportionately favorable to the publisher. Most publishing deals require the developer to effectively “pay back” development advances, with the result that the publisher takes all the revenue until it has received, typically, two to three times the amount advanced; and only thereafter does the developer receive any proceeds from sales.

Smaller and mid-tier video game publishers and developers sometimes enter into co-publishing arrangements. In a co-publishing arrangement, there may be a syndicate of publishers who may, in conjunction with the developer, manage the distribution of the product in ways that vary from product to product and from distribution channel to distribution channel. This allows the syndicate to take advantage of the expertise or focus of each publisher, including the relationships that the developer and any co-publishers may have with specific distributors or channels, in order to help ensure successful distribution of the product.

Self-Publishing with Rewards-Only Crowdfunding

Rewards-only crowdfunding has made the self-publishing of video games and other products or systems a more viable option for developers, but rewards-only crowdfunding alone has its limits. We believe developers have found it difficult to raise enough money through rewards-only crowdfunding to meet an entire development budget and additionally finance post-development marketing and distribution efforts.

Our Alternative—Crowd-Publishing

As described above in “—Our Process,” our crowd-publishing model is intended to bridge the gap between traditional publishing models and self-publishing through rewards-only crowdfunding.

Personnel

Certain members of our board of directors and executive management team have extensive experience in the business of publishing video game products, while other members are relatively new to the publishing of video game products but have years of experience in the crowdfunding space. Justin Bailey, our former CEO and a director, has been active in the video game industry for many years. He has published a wide variety of free-to-play, premium and mobile games. He has also helped to secure millions of dollars in game financing from publishers, investors and crowdfunding participants in recent years. Chuck Pettid, our President, Secretary and a director, has substantial experience in crowdfunding. Chuck Pettid is the former CEO of OpenDeal Portal LLC dba Republic, our Parent’s SEC-registered securities crowdfunding subsidiary, and currently is an Executive Vice President of our Parent. Emily Pollack, a director, has substantial experience in crowdfunding as an Executive Officer of OpenDeal Portal LLC dba Republic, our Parent’s SEC-registered securities crowdfunding subsidiary. Mrs. Rasmussen, our VP of Finance, has worked with crowdfunding intermediaries and issuers for a number of years as an accountant.

Our management team is supported by employees and contractors of our Parent, including individuals dedicated to marketing, accounting, legal, design, community relations and developer relations functions. The Company has no employees and relies on the services of employees of its Parent and its Parent’s subsidiaries, who for which it reimburses Parent and other affiliates for their time and services. As of December 31, 2024, five (5) such individuals provided such support.

Fig and Our Parent

Fig was incorporated on October 8, 2015 in Delaware as a wholly owned subsidiary of Loose Tooth Industries, Inc., a Delaware corporation (“Loose Tooth”). On April 16, 2020, our Parent, OpenDeal Inc. dba Republic, a holding company for various companies in the alternative finance and capital formation space, completed its acquisition of Fig. Our Parent owns all of our common stock, which is our only outstanding voting security. We have to date relied substantially on our former Parent and current Parent for support in the conduct of our business. Fig was previously operating under a cost sharing agreement entered into between us and our former parent, which was terminated at the time of acquisition by our current Parent.

Our Parent was incorporated on April 11, 2016 and began operations in May 2016. Our Parent was formed to be an SEC-registered, regulation crowdfunding portal that is a member of the Financial Industry Regulatory Authority (“FINRA”). In December of 2018 our Parent contributed its SEC registration and the license associated with such registration to a subsidiary (OpenDeal Portal LLC) and continued operating as a holding company. Our Parent is currently in the early stages of its business and has a limited operating history. Our Parent has numerous other subsidiaries which may require its resources and employees’ attention. We depend on our Parent for financial and technical support to maintain our operations.

Cost Sharing Agreement with Our Parent

On December 3, 2015, the Company, on behalf of itself and the subsidiaries, entered into a master services agreement with our former parent. In June 2016, this agreement was superseded and replaced with the Cost Sharing Agreement with our former parent. Certain expenses incurred by the Company to date were paid by our former parent and allocated to the Company according to, in most instances, pre-determined formulas pursuant to the Cost Sharing Agreement. Our former parent allocated (i) 50% of the salary of the Chief Executive Officer, Mr. Justin Bailey, to Fig; (ii) 100% of the salary of the Chief Operating Officer, Mr. Jonathan Chan, to Fig and (iii) 50% to 100% of the salaries of supporting staff to Fig, as determined by each employee’s role and responsibilities.

As our former parent provided Fig with management and administrative services, as well as services relating to information technology provision and support, distribution rights management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance, the costs of these activities were allocated 50% to our former parent and 50% to the Company. The Company also had a tax sharing agreement with our former parent, which required the Company to calculate an income tax provision and deferred income tax balances and to make a tax payment to our former parent equal to its tax liability/(benefit) as if the Company filed its own separate tax return.

The Cost Sharing Agreement was terminated in April 2020 upon the sale of the Company to our Parent. Messrs. Bailey and Chan resigned their executive roles on or before the sale.

Since the acquisition of the Company by our Parent, our Parent does not allocate expenses that do not provide a direct or material benefit to the Company. The Company has entered into an Intercompany Revolving Credit Agreement, whereby our Parent can provide cash to the Company to pay for expenses incurred by the Company to run the operations of the Company. The Intercompany Revolving Credit Agreement was amended and restated as of February 1, 2022 (the “A&R Revolver”), to allow for up to $1,500,000 in borrowings at an interest rate of 2.0% through February 1, 2025 with the interest rate thereafter as specified above. As of January 22, 2025, pursuant to the terms of the A&R Revolver, the Company and Parent have agreed to extend the term of the A&R Revolver for an additional three years, with a maturity date of February 1, 2028. As of September 30, 2024, the Company owed Parent interest of $66,623. As of September 30, 2024, the Company owed Parent $1,486,825 under the Intercompany Revolving Credit Agreement, including accrued interest. See “—Overview.”

Competition

We operate in a highly competitive industry. Principally, we compete with:

Traditional game publishers. We face competition for publishing licenses from traditional sources such as established video game publishers, which include some of the largest corporations in the world. These competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. In addition, these competitors have longer operating histories, greater name recognition and more extensive financial resources than we do. Traditional game console makers range in size and cost structure from the very small, with limited resources, to the very large, with extensive financial, marketing, technical and other resources, including Microsoft, Sony and Nintendo. Smaller game console makers include Sega, Devolver Digital, Focus and Panic. Please see the “Risk Factors” for further details.

Existing rewards-only crowdfunding platforms. Developers may choose to self-publish their games using rewards-only crowdfunding on other platforms.

Other games and forms of entertainment. The games we publish compete with other online computer, console and mobile games. They will also compete with other, non-game forms of entertainment.

Competition in the entertainment software industry is based on innovation, features, playability and product quality, name recognition, compatibility with popular platforms, access to distribution channels, price, marketing and customer service. The video game industry is driven by hit titles, which require large budgets for development and marketing. Competition for any game is influenced by the timing of competitive product releases and the similarity of such products to the relevant game.

Seasonality

Our business is highly seasonal, with the highest levels of consumer demand for games, with a significant percentage of sales, occurring in the holiday season in the quarter ending December 31, and seasonal lows in sales volume occurring in the quarter ending June 30. Although sales of video games generally follow these seasonal trends, there can be no assurance that this will continue. Our financial results may vary based on a number of factors, including the release date of a game, cancellation or delay of a game’s release and consumer demand for a particular game and for video games generally. Please see the “Risk Factors” for further details.

Conflicts of Interest

We expect to do business with entities owned or controlled by affiliates. See “Interests of Management and Others in Certain Transactions” and, for detail regarding any actual or perceived conflicts of interest relating to each particular series of Fig Gaming Shares or Fig Portfolio Shares, as applicable, being offered. See the schedule included in each particular offering circular describing that series of Fig Gaming Shares or Fig Portfolio Shares, as applicable.

Justin Bailey, our director, is also (i) a co-owner of Nest Vineyards (d/b/a JAB Games), which as of Q2 2024 owns copyrights to Classic Wizardry and, (ii) a director of SirTech Entertainment Corp. as of the third quarter of 2022. He was previously an advisor at Digital Eclipse Entertainment Partners Co. and the Chief Strategy Officer from the second quarter of 2022 to October 2024. Prior to that, he was an advisor to Atari Interactive, Inc., from the second quarter of 2021 to the first quarter of 2022. Mr. Bailey owns stock in Atari Interactive, Inc., and SirTech Entertainment Corp., Mr. Bailey also holds stock options and other securities issued by our Parent and its affiliates.

Aside from Mr. Bailey, each of our other directors and executives holds stock options and other securities issued by our Parent and its affiliates.

Properties and Company Location

We are located at 149 Fifth Avenue, Floor 10, New York, NY 10010, in a space that is rented and paid for by our Parent. We do not own any real property.

Government Regulation Related to Conducting Business on the Internet

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet. In addition, laws and regulations relating to user privacy, data collection and retention, content, advertising and information security have been adopted or are being considered for adoption by many countries throughout the world. Set forth below are descriptions of various U.S. laws and regulations applicable to our business on the Internet.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act

The Federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements using electronic records and signatures. E-SIGN and UETA require businesses that wish to use electronic records or signatures in consumer transactions to obtain the consumer’s consent. When a developer or potential investor registers on Fig.co, the website is designed to obtain his, her or its consent to the transaction of business electronically and the maintenance of electronic records in compliance with E-SIGN and UETA requirements.

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (“EFTA”) and Regulation E, which implements it, provide guidelines and restrictions regarding the electronic transfer of funds from consumers’ bank accounts. In addition, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by NACHA. It is our policy to obtain necessary electronic authorization from developers and investors for transfers in compliance with such rules. Transfers of funds through Fig.co are intended to conform to the EFTA and its regulations and NACHA guidelines.

Privacy Laws and Regulations

We receive, collect, store, process, transfer, and use personal information and other user data. There are numerous federal, state, local, and international laws and regulations that apply to the Company regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries, or conflict with other laws and regulations. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. The EU General Data Protection Regulation (EU GDPR) and the UK GDPR (as implemented by the UK Data Protection Act 2018) (collectively, the ‘GDPR’) impose significant obligations on how personal information may be processed. The GDPR is wide-ranging in scope, has extraterritorial scope in some instances, and carries significant penalties for noncompliance (4% of global annual revenue or €20m (£17.5m), whichever is greater, for some kinds of violations). Furthermore, U.S. state privacy laws in several states require businesses like the Company to publish privacy notices and to afford consumers several privacy rights, such as rights to access, correct and delete their personal information that a business processes, and to opt-out of certain uses and disclosures of their personal information by the business. Noncompliance with these laws is subject to enforcement action by state law enforcement agencies and damages exposure under these law in some states range between $2500 and $7,500 per violation, which may be construed as per individual affected by such noncompliance.

Risk Factors

Risks Related to Our Business

We have a limited operating history, which may make it difficult to evaluate the potential success of our business and to assess our future viability.

We were incorporated in Delaware on October 8, 2015 as a wholly owned subsidiary of our former parent, Loose Tooth Industries, Inc. (“former parent” or “Loose Tooth”). On April 16, 2020, our current Parent, OpenDeal Inc. dba Republic (our “Parent” or “Republic”), a holding company for various companies in the alternative finance and capital formation space, completed its acquisition of Fig. Our current Parent was incorporated on April 11, 2016 and has a more limited operating history than we do. We have to date relied substantially on our former parent and current Parent for support in the conduct of our business. We have not yet earned significant revenue and we have a limited operating history, which may make it difficult to evaluate our business and assess our future viability and prospects. Investing in our Fig Gaming Shares and/or Fig Portfolio Shares is highly speculative because it entails significant risk that we may never become commercially viable. We have limited experience to date successfully marketing and distributing games. As a business that has faced substantial financial difficulties, we have decided to wind-down our operations in a controlled and transparent matter, however, as a business with limited operating history, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors.

Our independent auditor has expressed in its report on our audited financial statements a substantial doubt about our ability to continue as a going concern.

We have not yet generated sufficient revenue from our operations to fund our activities and are therefore dependent upon external sources for financing our operations. To date, we have depended substantially on our Parent to fund our operations and there is a risk that we and our Parent may be unable to obtain the financing, on acceptable terms or at all, necessary to continue our operations. As a result, our independent auditor has expressed in its auditors’ report on the financial statements included as part of this annual report a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result were we unable to continue as a going concern. If we cannot continue as a going concern, holders of our preferred stock, which we collectively refer to as “Fig Shares” may lose their entire investments.

We are actively seeking ways to wind-down our business operations, dispose of our assets and relieve ourselves of our outstanding contractual obligations.

We have not yet generated sufficient revenue from our operations to fund our activities and are therefore exploring ways in which we can wind-down our business, dispose of our assets and relieve ourselves of our contractual obligations. We may assign the repayment obligations owed to use or owed to our shareholders to third-parties. We may not have sufficient resources to wind up our business efficiently, which may delay or prevent payments to our vendors and shareholders or the timely collection of amounts due to us.

We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and holders of Fig Gaming Shares and/or Fig Portfolio Shares.

Because we operate with no employees of our own and depend on our Parent for the conduct of a material portion of our administrative operations, we may encounter limitations on the effectiveness of our internal controls over financial reporting, public disclosures and other matters. For example, as a result of our staffing, our processing of financial information may suffer from a lack of segregation of duties, such that journal entries and account reconciliations are not reviewed by someone other than the preparer. If we encounter limitations on the effectiveness of our internal controls and are unable to remediate them, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in an accurate, complete and timely manner. This could harm our business and holders of our Fig Gaming Shares and/or Fig Portfolio Shares.

As an issuer of securities under Regulation A+, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. In addition, our independent auditor has not assessed the effectiveness of our internal control over financial reporting and will not as a result of any offering be required to assess the effectiveness of our internal control over financial reporting. As a result of the foregoing, for the foreseeable future, there will not be any attestation from us or our independent auditor concerning our internal control over financial reporting.

A significant portion of our operations have been and will continue to be conducted with the assistance of, including the financial assistance of, our Parent, which is also in the early stages of its business. Our Parent has no obligation to continue to support our operations.

Our Parent was formed in April of 2016 and began operating in May of 2016 as an SEC-registered, FINRA-member, regulation crowdfunding portal. In December of 2018 our Parent contributed its SEC registration and the license associated with such registration to a subsidiary (OpenDeal Portal LLC) and continued operating as a holding company. Our Parent is currently in the early stages of its business and has a limited operating history. Our Parent has numerous other subsidiaries which may require its resources and employees’ attention. We are dependent on the continued support of our Parent. A significant portion of our operations has been and will continue to be conducted with the assistance of, including the financial assistance of, our Parent. Therefore, risks regarding our operations and financial condition are also subject to the risk that our Parent may reduce its operational or financial support.

The games, products and systems that we publish, including those associated with Fig Gaming Shares and/or Fig Portfolio Shares, typically have lengthy development cycles of one to three years before they are ready to be sold commercially. For the anticipated delivery date of the game associated with each particular series of Fig Gaming Shares and/or Fig Portfolio Shares being offered, see the schedule in the particular offering circular describing that series of Fig Gaming Shares and/or Fig Portfolio Shares. If we fail to generate sufficient revenue or we have liquidity problems, our Parent may be unwilling or unable to continue assisting us operationally or financially. In any such case, we may be forced to significantly delay, scale back or discontinue our operations.

In order to support our general operations and working capital needs for the next 12 months, we may need to raise additional capital. Such financing may be expensive and time-consuming to obtain, and there may not be sufficient investor or commercial interest to enable us to obtain such funds on attractive terms or at all.

At the current stage of our business, we cannot rely on existing Fig Service Fee arrangements, and we likely cannot rely on existing revenue sharing arrangements, to finance our operations. In order to support our projected operating expenses for the next 12 months, we may need to receive additional capital from our Parent, which has been an ongoing source of support for our business, or from other sources including the sale of Fig Gaming Shares and/or Fig Portfolio Shares, or from a combination of sources. As financing is expensive and time-consuming, and there may not be sufficient investor or commercial interest to enable us, or our Parent, to obtain such funds on attractive terms or at all, we do not intend to fundraise for the necessary funds. There can be no assurance that financial support from our Parent or from other sources will be available in the amounts and at the times needed, or at all, for us to continue to operate and grow our revenue-generating operations and improve our financial position.

In the event we breach the terms of a license agreement, we would have limited recourse and holders of our Fig Gaming Shares and/or Fig Portfolio Shares could be adversely affected.

If we were to breach our license agreement with a developer, the developer would have the right to terminate the license agreement. If a license agreement were terminated, we would no longer have rights to publish the game associated with such agreement or to receive royalties from sales of the game. If a developer terminated a license agreement due to our material breach, there would not be any mechanism for us to receive development funds we previously provided to that developer. It is part of our business strategy to attract talented developers by offering them license terms that are less restrictive than terms available from more traditional publishers. However, these less restrictive terms – such as not requiring developers to give us ownership rights to their intellectual property – mean that we will have fewer means available to us than a traditional publisher to enforce our rights under the license agreement or compel a developer to continue with development, return development funds or take other actions beneficial to us.

In the event a developer breaches the terms of a license agreement, we would have limited recourse and the game may not be developed as expected, on time or at all.

Each license agreement is between us and a developer. Holders of our Fig Gaming Shares and/or Fig Portfolio Shares have no rights under our license agreements, whether as third-party beneficiaries or otherwise. In the event that we terminate any license agreement due to a material breach by a developer – for example, if it fails to deliver a game on time or at all – there unlikely to be any funds available to make dividend payments to holders of the relevant series of Fig Gaming Shares and/or Fig Portfolio Shares.

We intend to enforce all contractual obligations to the extent we deem necessary and in our best interests and those of our stockholders, including but not limited to holders of our Fig Gaming Shares and/or Fig Portfolio Shares. However, there can be no assurance that a developer can or will honor the terms of its license agreement or successfully develop the game. Even if a developer or a substituted party were able to resume performance under the associated license agreement and we decided to make or resume making dividend payments to the holders of associated Fig Gaming Shares and/or Fig Portfolio Shares, the delay might effectively reduce the value of any recovery that holders of such Fig Gaming Shares and/or Fig Portfolio Shares might receive.

Furthermore, in the event that a developer defaults or breaches the terms of a license agreement and we elect to terminate the license agreement, we would no longer have rights to publish the game or receive sales receipts. Holders of the associated Fig Gaming Shares and/or Fig Portfolio Shares may lose their entire investment and their opportunity to receive dividends in the event a developer defaults or breaches the terms of a license agreement.

We may not have the right to distribute a game on all platforms on which it may be played. In addition, developers are not typically required to deliver their respective games to all of the licensed platforms.

Each license agreement with respect to a game grants us the right to publish and distribute a game on certain platforms, which may not include all potential platforms on which such game, product or system may be played. Furthermore, a license agreement may limit the exclusivity of the distribution rights with respect to the licensed platforms to a specific distribution, which for example, may include a specified geographic region. A game may be successful on platforms that are not the licensed platforms, the revenue from the sale of which we may not share in. Holders of Fig Gaming Shares and/or Fig Portfolio Shares will not benefit from any dividends from sales of a game on platforms that are not the licensed platforms.

We may not have the right to distribute a game console through all retailers on which it may be sold. In addition, developers are not typically required to deliver their respective games console to and through all of the possible retailers.

Each license agreement with respect to a game console grants us the right to publish and distribute a game console through certain retailers, which may not include all potential retailers on which such game, product or system may be sold. Furthermore, a license agreement may limit the exclusivity of the distribution rights with respect to certain retailers to a specific distribution, which for example, may include a specified geographic region. A game console may be sold through retailers that are not covered by the license agreement, the revenue from the sale of which we may not share in. Holders of Fig Gaming Shares and/or Fig Portfolio Shares will not benefit from any dividends from sales of a game on platforms that are not the licensed platforms.

We expect that, in order to maintain and grow our operations, we will need to publish multiple games, products and systems. There can be no assurance that we will be able to publish enough games to sustain our business model.

The selection of commercially successful games, products and systems from among undeveloped or incompletely developed games, products and systems is a difficult undertaking, subject to numerous risks, including the risks of failing to correctly anticipate market preferences, failing to publish a game at a time when it can attract market attention and sales, failing to develop a game, product or system to a sufficiently sophisticated level so that it can win a lucrative audience, overdeveloping a game so that its initial costs cannot be recouped and other risks. We intend to hedge these risks in part by developing multiple games and so giving ourselves multiple chances of publishing successful games, products and systems. Expanding the number of games that we publish should also allow us to achieve certain economies of scale in regard to marketing, distribution and other functions. However, if we fail to publish enough games, products and systems, we may fail to publish a sufficient number of successful games to support our business model and we may fail to achieve economies of scale. There can be no assurance that we will be able to publish a sufficient number of successful games to achieve revenues that exceed our costs and margins that justify our continued operations.

Our license agreements omit many of the restrictive provisions contained in traditional publisher and distributor agreements with developers. The omission of these provisions reduces the means available to us to enforce the performance of a developer under the license agreement and may increase the risk that a developer may not develop a game on time and as planned.

In many traditional publishing deals, the publisher takes an ownership interest in the developer’s intellectual property rights in the game being developed. Our license agreements are not secured by any such ownership interests or guaranteed or insured by any third party. Therefore, we will be more limited than a traditional publisher in our ability to pursue remedies against the developer if a game, product or system is not developed on time or as planned.

Many traditional video publishing deals involve “advances against royalties,” pursuant to which the funding provided by the publisher to the developer to develop their product is treated as pre-paid royalties and the developer must effectively “pay back” such funding through reductions of up to 100% in post-development royalties. We do not treat the Fig Funds paid to developers to assist in the development of the games in this way. Fig Funds are non-recoupable (except in certain circumstances if the license agreement is terminated). As a result, we do not recoup our development expenses as the “first money out” from the game’s sales revenue, and a developer may generate profit prior to our being repaid our Fig Funds development expenses.

In many traditional publishing deals, the publisher provides funding to the developer subject to strict milestone provisions. Typically, our license agreements do not involve milestone provisions. Without milestone provisions or with less strict milestone provisions, a developer receiving Fig Funds payments may feel less incentive to develop the game at a pace and to the standards (and in particular, to the intermediate standards imposed prior to the completion of development) that a traditional publisher might be able to impose.

Our license agreements typically relate to one game title only and not to any derivative works stemming from such game, product or system, including prequels, sequels or spin-offs.

The license agreements we enter into do not permit us to publish any derivative works of a developer’s game, including any prequels, sequels, spin-offs or other video games, products and systems based upon or otherwise featuring any of the settings, characters or “universe” of the game created by a developer. Neither we nor the holders of our Fig Gaming Shares and/or Fig Publishing Shares will benefit from sales of any of the foregoing and these sales may reduce sales of the game we are publishing on the licensed platforms.

We may experience significant fluctuations in game, product or system receipts due to a variety of factors.

Sales of games, products and systems we publish may experience significant fluctuations due to a variety of factors, including the timing of a game’s release, a game’s popularity, seasonality of demand, competitive new game, product or system launches and other factors. In addition, the retail price of a game is subject to discounting by the publisher, co-publishers and distributors (typically, but not always, with the acquiescence of the publisher). A game, product or system that sells well may maintain its retail price for a year or more, although games with lower sales are typically discounted faster, in order to spur sales volumes. Our expectations of game, product or system sales are based on certain assumptions and projections and our operating results will be adversely affected by a failure of the games we publish to meet sales expectations. There can be no assurance that we can maintain consistent sales receipts for any game and any significant fluctuations in sales of a particular game, product or system may adversely affect the amount of, our ability to make, dividend payments to the holders of the associated Fig Gaming Shares.

A game, product or system may have a short life cycle or otherwise fail to generate significant sales receipts.

The video game industry is characterized by short shelf-lives and the frequent introduction of new games, products and systems. Many video games, products and systems do not achieve sustained market acceptance or do not generate a sufficient level of sales to offset the costs associated with product development and distribution. A significant percentage of the sales of new games generally occurs within the first three months following the release of a game. Any competitive, financial, technological or other factor which impairs our ability to introduce and sell games at commercial launch could adversely affect our business and the amount of, or our ability to pay, dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

Our ability to increase the sales of any game, product or system may be limited and unsuccessful publishing of any game, product or system may reduce or eliminate the dividends that might otherwise have been paid to holders of Fig Gaming Shares and/or Fig Portfolio Shares based on the sales receipts from such game, product or system.

There can be no assurance that we will publish any game in a manner that creates value for the associated Fig Gaming Shares and/or Fig Portfolio Shares. A game may be marketed, by the Company, its developer, or both, through a diverse spectrum of advertising and promotional programs and strategies. Our ability and the ability of any other co-publishers and distributors on the licensed platforms to publish and distribute a game is dependent in part upon the success of these programs and strategies. If the marketing for a game fails to resonate with consumers, game sales may fail to grow or may decline, which could ultimately negatively affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares. If advertising rates or other media placement costs increase, the cost of promoting game sales may increase, which may reduce advertisement and ultimately sales of a product, which could ultimately negatively affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

If a developer delivers its game for some but not all licensed platforms, this may result in reduced game sales. Similarly, if a developer is only able to sell its game console or other product or system in a limited number of jurisdictions, this may result in reduced sales.

In order for us to successfully distribute a game and receive revenue from game sales, a developer may need to develop versions of its game which are not yet optimized for some or all of the licensed platforms or updated versions of the licensed platforms. Owners of licensed platforms may establish restrictive conditions for a developer and the game and as a result the game may not work well or at all on that licensed platform. As new platforms are released or updated, a developer may encounter problems developing versions of the game for use on those platforms and may need to devote resources to the creation, support and maintenance of the game on those platforms. If a developer is unable to successfully increase the number of platforms on which the game is made available or if the versions of a game created for new platforms do not function well, are not attractive to consumers or do not work as well on newer versions of the platforms, our business could suffer and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares could be adversely affected.

The process of developing and publishing new video games, products and systems is lengthy, expensive and uncertain.

Considerable time, effort and resources are required to complete the development of a new video game. A developer may experience delays in developing a game. Delays, expenses, technical problems or difficulties could force the abandonment of, or compel material changes to the design and build of, the game. In addition, the costs associated with developing a game for new platforms could increase development expenses. Additionally, if a developer does not provide a game on a timely basis, we may be unable to publish such game, product or system within our expected cost parameters or at all. We include agreed-upon game delivery dates in the license agreements that we enter into with game developers. However, game developers may not always be able to achieve those delivery dates, and if they fail to do so, we may have little practical recourse for maximizing the value of our rights. Additionally, the costs of publishing a game may be higher than anticipated. Any financial, technological or other factor which delays or impairs our ability to introduce and sell a game in a timely and cost-effective manner could adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares.

Many independent video game, product or system developers may from time to time experience business difficulties.

Difficulties can arise for developers in the development of games, products or systems for a number of reasons. For example, development of a video game product is a lengthy process, which must be financed by funding sources other than presales of the game. In addition, game development can be a complex process, subject to creative and technical challenges. Unforeseen delays can often arise, putting stress on timetables, budgets and funding resources. By working with developers and providing them with game development funds in advance of a product’s completion, we are exposed to the risks of our developers experiencing such difficulties.

There can be no assurance that that any particular game, product or system that we agree to publish will succeed in the market.

The selection of commercially successful games, products and systems from among undeveloped or incompletely developed games, products and systems is a difficult undertaking, subject to numerous risks, including the risks of failing to correctly anticipate market preferences, failing to publish a game, product or system at a time when it can attract market attention and sales, failing to develop a game to a sufficiently sophisticated level so that it can win a lucrative audience, overdeveloping a game, product or system so that its initial costs cannot be recouped and other, similar risks. There can be no assurance that any particular game that we agree to publish will succeed in the market. To the extent we are unable to pick a sufficient number of commercially successful games, products or systems, our business would suffer and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares would be adversely affected.

We may allocate time and resources across any of the games, products or systems we publish, in our discretion.

Holders of a particular series of Fig Gaming Shares and/or Fig Portfolio Shares will receive dividends from us pursuant to our dividend policy, to the extent that we receive revenue from sales of that game, product or system or the games sold on such systems that such series of Fig Gaming Shares and/or Fig Portfolio Shares is related to. The success of games, products or systems not associated with a given series of Fig Gaming Shares and/or Fig Portfolio Shares would not, under our dividend policy, support the payment of dividends to that series of Fig Gaming Shares and/or Fig Portfolio Shares. Therefore, the holders of a particular series of Fig Gaming Shares and/or Fig Portfolio Shares may have an interest in us devoting as much of our marketing and other publishing resources as possible to the game, product or system associated with their series of Fig Gaming Shares and/or Fig Portfolio Shares, rather than to other games, in order to maximize that game, product or system’s sales. However, we intend to distribute our marketing and other publishing efforts across our games, products and systems in a manner that serves our interests and those of our stockholders as a whole. As a result, we may allocate resources among games in a way that holders of particular series of Fig Gaming Shares and/or Fig Portfolio Shares may disagree with. None of our series of Fig Gaming Shares nor Fig Portfolio Shares provide their holders with voting rights.

Any loss or deterioration of our relationships with developers may adversely affect our business.

We work closely with each developer to distribute and market a game, product or system. We believe that strong relationships with developers are crucial to successfully publish a game, product or system and to build and expand our business. However, we may not be able to maintain good and mutually beneficial relationships with all our developers. Any loss or deterioration of a relationship with a developer could adversely affect the development of the associated game, our efforts to successful publish the game and, ultimately, the availability of dividends for the holders of the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game.

A developer may have a limited operating history, which could make It difficult for us to evaluate the developer’s future prospects and for the developer to deliver a developed game on time and as planned.

It may be especially difficult for us to select a commercially successful game, product or system before it is developed if the developer has a limited operating history. A new developer frequently faces unanticipated problems, expenses and delays when facing not only the challenges of developing a new game but also establishing and growing a new business. A new developer may present additional risk compared to an established developer. If a developer fails to develop a game on time and as planned, it could harm our business and adversely affect the availability of dividends for the holders of the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game, product or system.

The procedures we use to evaluate and select a potential developer and game, product or system may not reveal all relevant risks or other information regarding the developer or game, product or system and may result in an inaccurate assessment of the commercial prospects of a game.

Prior to entering into a license agreement with a developer, we conduct due diligence on the developer and, among other things, seek to estimate game, product or system sales. However, our evaluation process and due diligence may not uncover all facts necessary to accurately project the sales of a particular game or otherwise judge the commercial prospects of a game accurately. We may make an inaccurate assessment of the commercial prospects of a game, product or system, which could adversely affect our performance and the availability of dividends for the holders of the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game, product or system.

A developer, or we, may fail to anticipate changing consumer preferences.

Our business is subject to all of the risks generally associated with the video game industry, which is cyclical in nature and characterized by periods of significant growth and rapid declines. Our future operating results and ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares will depend on numerous factors beyond our control, including:

●	Critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted;

●	The ability of distributors on licensed platforms to generate cash receipts from sales of games;

●	The ability of any co-publishers to successfully publish games on their licensed platforms;

●	Each developer’s ability to maintain technological solutions and employee expertise sufficient to respond to changes in demand in regard to their games and licensed platforms;

●	International, national and regional economic conditions, particularly economic conditions adversely affecting discretionary consumer spending;

●	Changes in consumer demographics; and

●	The availability of other forms of entertainment competing for the time of game consumers.

In order to plan for promotional activities, we, each developer, any other co-publishers and the licensed platforms must each anticipate and respond to rapid changes in consumer tastes and preferences. A decline in the popularity of a technological type of video game console, video game, video game genre or the video game industry as a whole could cause sales of a game to decline dramatically, or never materialize at all. The period of time necessary to develop a game or enter into agreements with licensed platforms is difficult to predict. During this period, the projected consumer appeal of a particular game could decrease, which could adversely affect our business and the availability of dividends for the holders of the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game.

If a developer were to experience a change of control during the development of a game, product or system, the impact on our business would be uncertain.

If a developer were to be acquired or experience a change of control, directly or indirectly, during the development of a game, product or system, the development of that game, product or system may be disrupted. We typically do not permit developers to assign our agreements to another party without our consent. In change of control scenarios not involving the assignment of our agreements, we would likely have less influence, and possibly none, on the extent to which the change of control would affect performance under the license agreement. For example, we could not guarantee that the new management or controlling parties of the developer would adequately perform under the license agreement, and we might not have sufficient resources to pursue successful remedies against the developer. If a change of control in a developer led to a termination of the license agreement, we would under certain circumstances require that the developer repay the Fig Funds. However, we might not have sufficient resources to pursue successful remedies against the developer. This may adversely affect our business and our ability to pay dividends on the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game, product or system.

A developer may seek additional funding to develop its game, product or system for which it has received Fig Funds, in addition to the Fig Funds payments that we provide.

A developer may seek funding to develop a game, product or system associated with a series of Fig Gaming Shares from various sources and not all of those sources may be certain at the time we enter into a license agreement with a developer and begin providing Fig Funds. These sources may be subject to milestone payments and other restrictive provisions or may not materialize in a timely manner or at all. We endeavor to work with developers who are able to source an entire development and distribution budget (including the Fig Funds and amounts raised from the rewards portion of the crowd-publishing campaign on Fig.co). However, there can be no assurance that developers will be ready, willing or able to obtain the funds that are necessary to complete the development of a game, product or system, as applicable, as and when they are needed. Shortfalls in funding for the development of a game, product or system, as applicable could adversely affect our business and the availability of dividends for the holders of the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game.

We, in consultation with a developer, may sell a game, product or system, as applicable in a pre-launch state prior to its completion, at a price lower than the anticipated retail price of the completed game, product or system, as applicable, which would result in lower revenue generated by those sales.

In part for marketing purposes and in part to assist with bug testing, we, in consultation with a developer, may offer a game, product or system, as applicable for sale in a pre-launch state on a third-party platform such as Steam Early Access at a price that is lower than what is expected to be the retail price of the completed game, product or system, as applicable. Revenue generated from these pre-launch sales would be subject to the revenue share of the developer’s license agreement with us; however, it is likely that pre-launch sales would replace post-launch sales that might have generated more revenue. To the extent that pre-launch sales at a lower price replace post-launch sales at a higher price, and the marketing effort represented by the pre-launch sales does not ultimately generate a sufficient sales increase, the overall revenue received from a game, product or system, as applicable could be adversely affected.

In the event we sell a game, product or system, as applicable in a pre-launch state prior to its completion, any reviews or impressions generated by players’ experience with the pre-launch version of the game, product or system, as applicable may generate negative publicity for the game, product or system, as applicable.

In part for marketing purposes and in part to assist with bug testing, we, in consultation with a developer, may offer a game, product or system, as applicable for sale in a pre-launch state on a third-party platform such as Steam Early Access. Testing and debugging typically requires that a game, product or system be played for an extended number of hours. By distributing a game, product or system, as applicable in a pre-launch state to a large number of players, a developer can benefit from such players’ playing time to help test and debug the game, product or system, as applicable prior to its completion and launch. However, exposing the game, product or system, as applicable to a large number of players in a pre-launch state runs the risk of generating negative publicity due to the game’s lack of polish or incomplete condition. Any negative publicity due to the release of a game, product or system, as applicable in its pre-launch state could negatively affect sales of the game, product or system, as applicable.

Our business strategy depends on our maintaining productive relationships with many distributors. Certain distributors may control a disproportionate share of the market for the delivery of video games, products and systems, which may result in distribution arrangements with unfavorable terms.

We cannot predict whether and under what terms and conditions distributors on licensed platforms will agree to distribute a game, and we and any other co-publishers may not be able to attract a sufficient number of distributors to sell such game, product or system. For example, distributors may not view an agreement to sell a game as an attractive value proposition due to any number of factors, such as the assumptions and estimates used to determine the estimated future sales receipts of such game, product or system. As a result, we or any other co-publishers may be forced to revise the terms of distribution agreements. There are many third-party distributors that make video games, products and systems available for sale, but certain of these distributors control a disproportionate share of the market for the distribution of video game products, which could lead to unfavorable terms with such distributors. If we or any other co-publishers fail to attract distributors on the licensed platforms or such distributors demand terms that substantially reduce the potential cash receipts from a game, our business and the availability of dividends for the holders of the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game, product or system could be adversely affected.

Furthermore, under our license agreements, a developer must typically consent to our use of each distributor (other than when we act as one through our website or other services), which consent may not be unreasonably withheld. If we are unable to secure developer consent for a particular distributor, sales of the game, product or system may be adversely affected.

There is intense competition among publishers for promotional support from distributors. Promotional support includes, for example, highlighting a game, product or system on a distributor’s storefront landing page. To the extent that the numbers of games, game consoles and game platforms increase, competition may intensify which may require us to increase our marketing expenditure. Distributors typically devote the most and highest quality promotional support to those products expected to be best sellers or editorially featured. We cannot be certain that a game, product or system will achieve or maintain “best seller” status or be editorially featured. Due to increased competition for promotional support from distributors, distributors are in an increasingly better position to negotiate favorable terms of sale, including significant price discounts. Each game, product or system will constitute a small percentage of most distributors’ sales volume. We cannot be certain that distributors will provide the games, products and systems we publish with adequate levels of promotional support on acceptable terms.

If the developer or a co-publisher receives the sales receipts before Fig under a license agreement, it may refuse, fail or become unable to make payments to which we are entitled.

If a developer or co-publisher receives sales receipts before Fig in compliance with the applicable license arrangements, our future success will depend in part on our receiving payments from them equal to Fig’s agreed revenue share. A developer or co-publisher may dispute its obligations to pay us, or may be unwilling or unable to make payments to which we are entitled. In such an event, although we may have direct or indirect audit rights with a developer or co-publisher, we may become involved in a dispute regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm relationships and could be costly and time-consuming to pursue. Payment defaults by, or the insolvency or business failure of, developers or co-publishers could negatively affect our business and the availability of dividends for the holders of the Fig Gaming Shares and/or Fig Portfolio Shares associated with that game. Where applicable, and only when a game is distributable in a solely digital format, to hedge against these risks, we seek under our license agreements to have the developer deliver to us an agreed number of valid Steam game keys for the associated game on agreed licensed platforms. A Steam game key is used in the sale and digital distribution of a game, and unlocks a game for use and ownership once it is purchased and activated by the end-user consumer. In the event we are underpaid in this particular situation, we can then sell the Steam game keys in an amount sufficient to offset any underpayments. However, there can be no assurance that this will be an effective or sufficient way to offset the lost revenue we may experience from underpayments from developers or co-publishers and this mitigant will not always be available to us depending on the game, product or system in question.

We are dependent upon the key executives and personnel of our Company and our Parent.

Our success is dependent on the efforts of certain key personnel, including our President and director, Chuck Pettid, and our directors, Justin Bailey and Emily Pollack. Our success is also dependent on the efforts of certain other personnel of our Parent. The loss of the services of one or more of our Parent’s key employees could adversely affect our business and prospects. Our success is also dependent upon our ability, and the ability of our Parent, to hire and retain additional qualified operating, marketing, technical and financial personnel who provide services to Fig. Competition for qualified personnel in the video game industry is intense and we and our Parent may each have difficulty hiring or retaining necessary personnel. If we or our Parent fails to hire and retain the necessary personnel, our business could be adversely affected along with the availability of dividends for the holders of our Fig Gaming Shares and/or Fig Portfolio Shares.

There may be actual, potential or perceived conflicts of interest among Fig, our Parent, developers and their respective directors, officers, employees, members and managers and these conflicts may not be resolved in your favor.

Chuck Pettid, our President and a director, receives a salary, benefits and equity compensation from our Parent for his role as the CEO of our Parent’s subsidiary crowdfunding portal. Mr. Bailey is the CEO of Loose Tooth, our former parent. Mr. Bailey is a director or an officer in certain developers with which we have contracted and has previously served as an advisor to one such developer, and hold shares in those entities. Our Parent holds all the outstanding shares of our common stock, which is our only voting security, and thus our Parent has sole control over us. Our Parent provides us with management and administrative services, including the services of Mr. Pettid and our other director, Emily Pollack, and they are compensated for the provision of such services. See “Interests of Management and Others in Certain Transactions”. These relationships may represent actual, potential or perceived conflicts of interest between us and our Parent, for example in circumstances where our officers and director are faced with decisions that could have different implications for us and our Parent. Any such conflicts may not be resolved in your favor.

Our Parent owns all of our common stock, and therefore has effective control over our decision-making.

Our Parent owns, and will be able to exercise voting rights with respect to, all of our outstanding common stock. Our common stock is entitled to one vote per share, while the holders of Fig Gaming Shares and/or Fig Portfolio Shares will not have voting rights. As a result, our Parent will continue to hold all of the voting power of our outstanding capital stock following each offering of Fig Gaming Shares and/or Fig Portfolio Shares. This gives our Parent effective control over our decision-making. Our Parent is entitled to vote its shares in its own interest, which may not always be in the interests of our stockholders generally or in the interest of holders of a particular series of Fig Gaming Shares and/or Fig Portfolio Shares.

Dependence on third parties may adversely affect our business.

Our success may depend in part upon the capacity, reliability and performance of third-party network infrastructures. Distributors of physical consoles depend on third parties to provide, ship, deliver and then sell consoles to customers. Distributors on licensed platforms depend on third parties to provide uninterrupted and error-free service through their telecommunications networks in order to distribute a game or for customers to play a game. This service is subject to physical, technological, security and other risks. These risks include physical damage, power loss, telecommunications failure, capacity limitation, hardware or software failures, defects and breaches of physical and cyber security by computer viruses, system break-ins, pandemics and others. In any such event, players of games we publish may experience interruptions or delays in their ability to purchase or play such game, product or system. Any failure on the part of distributors or their third-party suppliers to ensure that a high data transmission capacity is achieved and maintained could significantly reduce customer demand for any particular game we publish and adversely affect our business and the availability of dividends for the holders of the Fig Gaming Shares associated with that game.

The video game industry is subject to the increasing regulation of content, consumer privacy and distribution. Non-compliance with laws and regulations could adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

The video game industry is subject to increasing regulation of content, consumer privacy, distribution and online hosting and delivery in the various countries where we intend to publish games. Such regulation could harm our business by limiting the size of the potential market for our publishing activities and by requiring additional efforts on our part to address varying regulations. For example, data protection laws in the United States and Europe impose various restrictions on websites. If we, a developer, any co-publishers and distributors on the licensed platforms do not successfully respond to these regulations, game sales may decrease and our business may suffer. Generally, any failure by us, any developer, any co-publishers or any distributors on the licensed platforms to comply with laws and regulatory requirements applicable to our business may, among other things, adversely affect our ability to collect game sales receipts and could subject us to damages, lawsuits, administrative enforcement actions and civil and criminal liability.

Competition in the video game industry is intense and, as a result, we may not be able to achieve our publishing goals, which could adversely affect our business.

Competition in the video game industry is intense. Many new games are introduced each year on a variety of platforms, but only a relatively small number of “hit” titles account for a significant portion of total sales. Competitors of ours range from large established companies to emerging start-ups and we expect new competitors to continue to emerge throughout the world. If competing publishers publish games more successfully than us or distribute games more successfully than our distributors, our sales receipts may decline, which may adversely affect our ability to pay dividends to holders of Fig Gaming Shares.

Relatively few games achieve significant market acceptance in the video game industry. Each game competes with games that may be developed and published by companies that are substantially larger and have better access to funds than we do. In addition, other companies not currently in the video game industry, including media companies and film studios, may increase their focus on the video game industry and may become significant competitors of ours. Current and future competitors may also gain access to wider distribution networks than we can. Increased competition may also result in price reductions, reduced gross margins and loss of market share for games, any of which could ultimately have a material adverse effect on sales of the games we publish and may adversely affect our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

Game sales may depend upon the performance, popularity and availability of particular platforms or consoles.

Our revenue is dependent on a small number of platforms that may decline in popularity for reasons beyond our control and in the case of a Fig Gaming Shares and/or Fig Portfolio Shares related to a console, the adoption and continued use of a console. Additional development costs to adapt to a new platform may be high and require a complete redesign of a video game’s code base. If a new platform for which new software is developed or modified does not attain significant market penetration, our business could be harmed. From time to time, shortages of physical consoles that may be used to access a game on a licensed platform may negatively affect the sales of games. For example, in 2017, Nintendo acknowledged a shortage of its Switch consoles. We cannot ensure that any platform will be available in sufficient quantity, maintain its popularity or that a game will be playable on any new platform. If a Developer is developing a game console, supply shortages, manufacturing problems, delays or freezes due to foreseeable or unforeseeable circumstances may negatively affect the sales of the console and any related games.

If a game contains defects, the game’s reputation and our reputation could be harmed and game sales could be adversely affected.

A game is a complex software program and is difficult to develop, manufacture (in the case of games distributed in physical copy) and distribute. Although a developer and distributors may have quality controls in place to detect defects in the software or physical copies of a game, these quality controls may be subject to human error, overriding and resource constraints and may not be effective in detecting defects in a game before it has been reproduced and released into the marketplace. The occurrence of defects or malfunctions could result in product recalls, product returns and the diversion of our resources, which could adversely affect game sales and our results of operations. Any of these occurrences could also result in the loss of or delay in market acceptance of the game and a loss of sales, which could adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

If a game console contains defects, the game console’s reputation and our reputation could be harmed and sales could be adversely affected.

A game console is a complex hardware devise relying on a central software program; it is difficult to develop, manufacture and distribute. Although a developer and distributors may have quality controls in place to detect defects in the hardware, software and the interaction between the two, these quality controls may be subject to human error, overriding and resource constraints and may not be effective in detecting defects in a game console before it has been reproduced and released into the marketplace. For example, Microsoft was forced to recall certain versions of the Xbox 360 Console due to manufacturing defects. The occurrence of defects or malfunctions could result in product recalls, product returns and the diversion of our resources, which could adversely affect game sales and our results of operations. Any of these occurrences could also result in the loss of or delay in market acceptance of the game and a loss of sales, which could adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

Sales receipts from a game may be reduced by the proliferation of “cheating” programs and scam offers that may seek to exploit a game and its players, which could affect the game-playing experience and lead players to stop playing the game.

Unrelated third parties may develop “cheating” programs that enable players to exploit vulnerabilities in a game, play them in an automated way or obtain unfair advantages over other players of a game who do play fairly. These programs degrade the experience of players who play the game fairly. In addition, unrelated third parties may attempt to scam players of a game with fake offers of game benefits. If a developer or distributor is unable to devote their resources to discover and disable these programs quickly, a game’s reputation may become damaged and players may stop playing the game. This may result in lost sales receipts from players who may have purchased a game, increased costs relating to developing technological measures to combat such programs and activities, legal claims relating to the diminution in value of the game’s virtual currency and goods and increased customer service costs needed to respond to dissatisfied players. These occurrences could adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

Games may be subject to piracy by a variety of organizations and individuals and if a developer and platforms are not successful in combating and preventing piracy, our business could be harmed.

Highly organized pirate operations in the video game industry have been expanding globally. In addition, the proliferation of technology designed to circumvent the protection measures integrated into games, the availability of broadband access to the Internet and the ability to download pirated copies of games from various Internet sites all have contributed to ongoing and expanded piracy. Although developers and platforms take steps to make the unauthorized copying and distribution of a game more difficult, their efforts may not be successful. This could adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

If a game was found to contain hidden, objectionable content, sales of a game could drop and our business could suffer.

Throughout the history of the video game industry, many video games, products and systems have been designed to include certain hidden content and gameplay features that are accessible through the use of in-game cheat codes or other technological means that are intended to enhance the gameplay experience. However, in several cases, the hidden content or features were included but unauthorized. From time to time, such hidden content and features have contained profanity, graphic violence and sexually explicit or otherwise objectionable material. If such content or features are included in any game that we publish, this may adversely affect the game’s reputation, causing our business to suffer.

To the extent a game is distributed as a physical copy, we may be subject to various additional risks.

To the extent a distributor on a licensed platform distributes a game in physical copy, the distributor must work with physical retailers, secure adequate supplies of physical copies of the game and ensure that retailers maintain effective inventory and cost controls. Physical copies of games generally require working with independent manufacturers and if those manufacturers do not provide physical copies of a game on favorable terms without delays, the distributor will be unable to deliver the game on competitive terms to retailers when they require them. Additionally, video game retailers typically have a limited amount of physical shelf space and marketing and promotional resources. We cannot be certain that manufacturers will provide physical copies of a game on favorable terms without delays and that retailers will provide a game with adequate levels of shelf space and promotional support on acceptable terms.

A game console’s physical distribution may subject us to various additional risks.

To the extent a distributor on a licensed platform distributes a game console, the distributor must work with physical retailers or product shippers, secure adequate supplies of the console and ensure that retailers maintain effective inventory and cost controls. The production of game consoles requires working with independent manufacturers, and if those manufacturers do not provide game consoles on favorable terms without delays, the distributor will be unable to deliver the game console on competitive terms when required. Additionally, retailers typically have a limited amount of physical shelf space and marketing and promotional resources. We cannot be certain that manufacturers will provide game consoles on favorable terms without delays and that retailers will provide game consoles with adequate levels of shelf space and promotional support on acceptable terms.

If the financial condition of wholesalers, retailers, other resellers and third-party distributors weaken, if they stop distributing our or our developers’ products, or if they reduce their ordering, marketing, subsidizing or distributing of such products, our operating results and financial condition may be adversely affected. For example, starting in the beginning of the 2020 calendar year, the spread of COVID-19 led to the closure of retail stores and other businesses globally. Physical retailers who must remain closed due to the spread of COVID-19 will order fewer products to resell. Currently, as orders from physical stores only constitute a very small portion of orders for our games, products and systems, the impact of closures of physical stores is not expected to have a material impact on our results of operations or financial condition.

If a developer or its game infringes the intellectual property rights of others, disputes and litigation could negatively affect sales of the game.

Some of the images and other content in a developer’s game may inadvertently infringe the intellectual property rights of others. Although developers make efforts to ensure that games do not violate the intellectual property rights of others, it is possible that third parties may still claim infringement. Infringement claims against a developer or us, whether valid or not, may be time consuming and expensive to defend. Such claims or litigation could require us to stop publishing a game, require a developer to redesign the game or require an additional license to distribute the game, all of which would be costly and may adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

If a developer is not granted trademark, patent and copyright protection for its game, product or system, such developer may have difficulty safeguarding its designs, potentially resulting in competitors adopting them and undercutting game, product or system sales.

Our success will depend, in part, on each developer’s ability to obtain and enforce intellectual property rights over its game, product or system. No assurance can be given that any intellectual property rights of a developer will not be challenged, invalidated or circumvented or that any rights granted will provide competitive advantages. Any challenge, invalidation or circumvention of the intellectual property rights in a game, product or system may adversely affect our right to publish the game, product or system pursuant to our license agreement. There is no assurance that we or any developer will have sufficient resources to successfully prosecute our interests in any litigation that may be brought. A developer’s failure to adequately protect its intellectual property could result in competitors using its game, product or system designs, which would impair our ability to successfully publish the game, product or system. Such an event could adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

You may not have remedies if the actions of our director or officers adversely affect the value of any particular series of our Fig Gaming Shares and/or Fig Portfolio Shares.

Holders of a particular series of Fig Gaming Shares may not have any remedies if any action by our director or officers has an adverse effect on only that series of Fig Gaming Shares and/or Fig Portfolio Shares. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that, subject to any applicable provisions of a company’s certificate of incorporation, a board of directors generally owes an equal duty to all stockholders and does not have separate or additional duties to any subset of stockholders. Judicial opinions in Delaware involving stock that track interests of a particular asset have established that decisions by directors or officers involving differing treatment of holders of such shares may be judged under the business judgment rule. In some circumstances, our director or officers may be required to make a decision that is viewed as adverse to the holders of a particular series of Fig Gaming Shares and/or Fig Portfolio Shares. Under the principles of Delaware law and the business judgment rule referred to above, you may not be successful in challenging such a decision on the grounds that it had a disparate impact upon the holders of one series of Fig Gaming Shares and/or Fig Portfolio Shares.

If a developer or its game console infringes the intellectual property rights of others, disputes and litigation could negatively affect sales of the game console.

Some of the software or design features used in a developer’s game console may inadvertently infringe the intellectual property rights of others. Although developers make efforts to ensure that games consoles do not violate the intellectual property rights of others, it is possible that third parties may still claim infringement. Infringement claims against a developer or us, whether valid or not, may be time consuming and expensive to defend. Such claims or litigation could require us to stop publishing a game console, require a developer to redesign the game console or require an additional license to distribute the game consoles, all of which would be costly and may adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

We may dispose of our assets without your approval.

Our amended and restated certificate of incorporation does not provide voting rights to holders of Fig Gaming Shares and/or Fig Portfolio Shares. As a result, we, or all or substantially all of our assets, may be sold or otherwise disposed of, without any person having to seek the approval of any holders of Fig Gaming Shares and/or Fig Portfolio Shares. The only stockholder approval that would be required for a sale or other disposal of all or substantially all of our assets would be the approval of the holders of our common stock. For example, from time to time, we agree to terminate our revenue rights with a developer in exchange for a lump sum; we have the ability to do this without Fig Share-holder consent, provided we do so in what we believe to be the holders’ best interest.

The requirements of complying on an ongoing basis with Regulation A+ under the Securities Act may strain our resources, aid competitors and divert management’s attention.

Because we have in the past conducted offerings pursuant to Regulation A+ under the Securities Act, we are subject to certain ongoing reporting requirements. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our resources compared to non-reporting companies. The requirements of Regulation A+ make it more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, as well as qualified officers. Moreover, as a result of the disclosure of information in this annual report and in other public filings we make, our business operations, operating results and financial condition will become more visible, including to competitors and other third parties. In the video game industry, in particular, commercial agreements, including publishing agreements, are highly confidential. Because we publicly file the license agreements associated with our series of Fig Gaming Shares, our competitors and those with whom we do business may have an advantage when negotiating terms with us or competing with us to publish the same game.

If we become subject to regulations governing investment companies, broker-dealers or investment advisers, our ability to conduct business could be adversely affected.

The SEC regulates to a substantial degree the manner in which “investment companies,” “broker-dealers” and “investment advisers” are permitted to conduct their business activities. We believe we have conducted our business in a manner that does not make us an investment company, broker-dealer or investment adviser, and we intend to continue to conduct our business to avoid any such characterizations. If, however, we are deemed to be an investment company, broker-dealer or investment adviser, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would adversely affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

Risks Related to Fig Gaming Shares

There are numerous risks with respect to how we structure our business and the structure of our Fig Gaming Shares. Only investors who can bear the loss of their entire investment should purchase our Fig Gaming Shares.

Our business model and licensing approach, and the terms of our Fig Gaming Shares, are novel. As with any new business model, and any new investment opportunity, there are numerous risks, including the risks outlined in this “Risk Factors” section. However, because of the newness of our business model, and our securities, there may possibly be additional risks and uncertainties that we are unable to reasonably foresee at this time. An investment in our Fig Gaming Shares is highly risky and speculative. Our Fig Gaming Shares are suitable for purchase only for investors of adequate financial means. If you cannot afford to lose all of the money you plan to invest in our Fig Gaming Shares, you should not purchase them.

Any dividends paid to holders of a particular series of Fig Gaming Shares will reflect the economic performance of only one game, or suite of games created by a single developer. Therefore, any decrease in the popularity of such game(s), product(s) or system(s) would adversely affect the financial performance of the associated Fig Gaming Shares.

Because any dividends paid to holders of each series of Fig Gaming Shares reflect the economic performance of only one game, save for the series of Fig Gaming Shares designated Fig Gaming Shares – Digital Eclipse. Any decrease in the popularity of such game, product or system would adversely affect the financial performance of the Fig Gaming Shares associated with that game. The receipts we may receive with respect to a particular game will be driven by the performance and popularity of the game, product or system. We cannot guarantee how long each game, product or system that we publish will sustain its level of popularity. To prolong the lifespan of a game, the game’s developer may need to improve and update it from time to time, on a timely basis, with new features that appeal to existing game players and attract new game players. Nevertheless, consumers may lose interest in a game over time, or competitors may introduce more popular games and/or game consoles that compete with such game, product or system, the game may lose its popularity and this may cause our sales receipts for such game, product or system to decrease. Poor or mediocre reviews of such game, product or system on a distributor’s website or in other media could cause sales of the game to significantly decrease, which may ultimately adversely affect our ability to pay dividends to holders of the associated Fig Gaming Shares.

An investment in our Fig Gaming Shares is not an investment in any game, product or system, game developer or license agreement. Proceeds from any particular offering may be used to fund the development of other products, as well as other expenditures not related to the product that is associated with the series of Fig Gaming Shares being offered.

An investment in our Fig Gaming Shares represents an investment in Fig and will be used for our general operations and working capital needs. An investment in any series of our Fig Gaming Shares represents an opportunity for investors to support the development and publication of all the games we license and all of our business activities generally, in return for the opportunity to receive dividends from us that reflect a portion of our revenue, if any, from sales of a particular game, or suite of games.

The Fig Gaming Shares do not provide investors with an interest in any game, product, system, game console, or the games related to any product, system, game console or developer, nor do they represent an interest in any license agreement, distribution agreement or other agreement, obligation or asset associated with any particular game or developer. The developers and distributors with which we contract are entities separate and distinct from us, and the Fig Gaming Shares do not represent any obligation on the part of or any interest in any such third parties. Holders of Fig Gaming Shares may look only to us for dividend payments with respect to any Fig Gaming Shares held by them.

Our Board may decide not to pay a dividend or to reduce the size of a dividend if our Board believes it would be necessary or prudent to retain such earnings in order to avoid a material adverse effect on Fig’s financial condition or results of operations.

We have and intend to continue to issue multiple series of Fig Gaming Shares and to pay dividends to the holders of each series of Fig Gaming Shares separately, in each case based on the economic performance of a game to which that particular series of Fig Gaming Shares relates. Our Board may decide not to pay a dividend or to reduce the size of a dividend if it believes doing so would be necessary or prudent in order to avoid a material adverse effect on our financial condition or results of operations. If that occurs, the unpaid dividend amount would accrue for future payment. However, if our Board decides not to pay a dividend or to reduce the size of a dividend because we were facing difficult financial or operating conditions, there can be no assurance as to whether or when those conditions might improve and whether or when we would reinstate dividend payments or pay past-due dividend amounts. Further, our Board may elect to not pay a dividend if the costs of declaring and distributing such dividend will result in a negligible return to the holders of the applicable series of Fig Gaming Shares. In addition, dividends will not be declared or paid if prohibited under applicable law.

If we fail to provide a sufficiently large Fig Funds amount to support the development of a game, product or system, or otherwise fail to provide sufficient support to the publication of the product, the product may not reach its full commercial potential, and our ability to pay dividends to holders of the related Fig Gaming Shares could be adversely affected.

In order to maximize the amount from which our Board may declare dividends to the holders of a particular series of Fig Gaming Shares, we must succeed in maximizing the commercial potential of the related product. We may fail to maximize the commercial potential of a particular product for a variety of reasons, including, for example, failing to provide Fig Funds large enough to support the development of the product to a commercially attractive level of sophistication, failing to market the product effectively or failing to provide other publishing services in an effective manner. If we are unable to deploy the Fig Funds and our other services in a way that helps a product reach its full commercial potential, our ability to pay dividends to holders of the related Fig Gaming Shares, and the size of the amount from which our Board may declare dividends to the holders of the related Fig Gaming Shares, could be adversely affected. In particular, if we were to raise proceeds from the offering of a particular series of Fig Gaming Shares, and then pay Fig Funds in an amount that did not reflect the extent of the proceeds raised, the holders of those Fig Gaming Shares would still be eligible to receive dividends pursuant to our dividend policy, but to the extent the Fig Funds were too small to successfully develop the product, the commercial success of the product would suffer and the size of the amount from which our Board may declare dividends would likely be reduced.

We do not plan to subject our allocation of sales receipts, determination of dividends or allocation of Gaming Shares Assets to stand-alone audits.

The determination of the amount of dividends (if any) to pay to holders of a particular series of Fig Gaming Shares will be made by the application of Fig’s formula for allocating sales receipts from the related product, and determining the portion of Fig’s revenue share that will be payable as dividends to such holders. The application of this revenue sharing and dividend formula for a particular series of Fig Gaming Shares will be undertaken on a regular basis by Fig’s accounting staff, which may include Parent’s accounting staff. In addition, the determination of the particular Fig assets and liabilities attributable to a particular product, over which the holders of the related series of Fig Gaming Shares would have preferential rights in our liquidation, or from which such holders may receive distributions, will be made by the application of the definition of “Gaming Shares Asset” set forth in the certificate of designations for that series of Fig Gaming Shares to Fig’s assets and liabilities.

We have not had, and do not plan to have, the calculations resulting from, or the methodologies underlying, our revenue sharing and dividend formula, or our application of the Gaming Shares Assets definition, subjected to stand-alone audits. As a result, our allocations of revenue and assets to each series of Fig Gaming Shares will not be audited. There can be no assurance that there will not be errors or misstatements in those calculations, methodologies and applications, which could reduce our revenue share from a particular game, product or system, the dividends available to holders of the related series of Fig Gaming Shares or the assets attributed to a specific game, product or system, or increase the liabilities attributed to a specific game, product or system, or some combination of the foregoing.

If we were to enter bankruptcy or similar proceedings, there could be no assurance that holders of Fig Gaming Shares would be able to recover their investments.

If we were to enter a bankruptcy or similar proceeding, there could be no assurance that holders of Fig Gaming Shares would be able to recover their investments. In the event of our liquidation or similar occurrence, after the payment or provision for payment of our debts and other liabilities, the holders of a particular series of Fig Gaming Shares will have preferred rights over dividend amounts declared or accrued in respect of their Fig Gaming Shares but not yet paid, and assets and liabilities related to the associated game, but no rights with respect to our other assets, and in some circumstances, holders of our common stock (including our Parent) could receive more assets than holders of preferred stock. We could be compelled to enter such a bankruptcy or similar proceeding if we became unable to pay our debts as they became due. In any such circumstance, after the payment or provision for payment of our debts and other liabilities, there might be limited or no assets remaining for distribution to holders of our Fig Gaming Shares. In any such case, holders of Fig Gaming Shares would lose some or all of their investments.

No market or other independent valuation has been used to set the offering price of the Fig Gaming Shares.

The offering price of the Fig Gaming Shares has been determined solely by us, based on a number of factors, some of which bear no relation to established, formal valuation criteria such as assets, earnings, net worth or book value. We make no representations, whether express or implied, as to the value of our Fig Gaming Shares and there can be no assurance that the offering price of our Fig Gaming Shares represents the fair value of such stock. No independent fair market valuation of Fig or any of our capital stock has been used to set the offering price of the Fig Gaming Shares.

There is no trading market for Fig Gaming Shares.

There is no trading market for our Fig Gaming Shares and we do not expect that any such market will ever develop, in part because we have imposed restrictions on the transfer of the Fig Gaming Shares. As a result, investors should be prepared to retain their Fig Gaming Shares for so long as they remain outstanding and should not expect to benefit from share price appreciation. Potential investors should consider their investment in our Fig Gaming Shares as a long-term, illiquid investment of indefinite duration.

We have the right to void a sale of Fig Gaming Shares under certain circumstances.

We have the right to void a sale of Fig Gaming Shares, and cancel the shares at any time or compel a stockholder to return them to us, if we have reason to believe that such stockholder acquired Fig Gaming Shares as a result of a false representation, including with respect to such stockholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A+ or Regulation D, promulgated under the Securities Act, respectively, or if such stockholder or the sale to such stockholder is otherwise in breach of the requirements set forth in our amended and restated certificate of incorporation, certificates of designations or bylaws.

Risks Related to Fig Portfolio Shares

There are numerous risks with respect to how we structure our business and the structure of our Fig Portfolio Shares. Only investors who can bear the loss of their entire investment should purchase our Fig Portfolio Shares.

Our business model and licensing approach, and the terms of our Fig Portfolio Shares, are novel. As with any new business model, and any new investment opportunity, there are numerous risks, including the risks outlined in this “Risk Factors” section. However, because of the newness of our business model, and our securities, there may possibly be additional risks and uncertainties that we are unable to reasonably foresee at this time. An investment in our Fig Portfolio Shares is highly risky and speculative. Our Fig Portfolio Shares are suitable for purchase only for investors of adequate financial means. If you cannot afford to lose all of the money you plan to invest in our Fig Portfolio Shares, you should not purchase them.

Fig Portfolio Shares allow us to determine which developers to provide Fig Funds to without investors’ knowledge or consent to the identity of the developer nor the terms of the license agreements.

Fig Portfolio Shares are highly speculative, including because they provide Fig with wide discretion as to how to use the proceeds from each series’ sale with respect to providing Fig Funds to Developers. By their terms, Fig Portfolio Shares allow us to determine which developers to provide Fig Funds to without investors’ knowledge or consent to the identity of the developer nor the terms of the license agreements. Investors will only learn which license agreements have been entered into after the offering has closed and no license agreements may be entered into for a substantial period of the term of the series, or ever. Fig may also sell Fig Gaming Shares or use its own working capital to provide Fig Funds to a particular developer, rather than seek to develop that particular game through Fig Portfolio Shares, and there is no guarantee or right that holders of Fig Portfolio Shares will participate in the dividend rights borne from any particular license agreement. Any Fig Funds provided to a developer of a Portfolio Product that are not derived from the proceeds of a Fig Portfolio Shares offering will not benefit Fig Portfolio Shares holders.

Any dividends paid to holders of a particular series of Fig Portfolio Shares will reflect the economic performance of one or more yet to be determined games, devices or systems. Therefore, any decrease in the popularity of the relevant game, product or system would adversely affect the financial performance of the associated Fig Portfolio Shares.

Because any dividends paid to holders of each series of Fig Gaming Shares reflect the economic performance of only one or more yet to be determined games, devices or systems, any decrease in the popularity of the relevant games, products or systems would adversely affect the financial performance of the Fig Gaming Shares associated with that game. The receipts we may receive with respect to a particular game, device or system will be driven by the performance and popularity of the game, product or system. We cannot guarantee how long each game, product or system that we publish will sustain its level of popularity. To prolong the lifespan of a game, the game’s developer may need to improve and update it from time to time, on a timely basis, with new features that appeal to existing game players and attract new game players. Nevertheless, consumers may lose interest in a game over time, or competitors may introduce more popular games and/or game console that compete with such game, product or system, the game may lose its popularity and this may cause our sales receipts for such game, product or system to decrease. Poor or mediocre reviews of such game, product or system on a distributor’s website or in other media could cause sales of the game to significantly decrease, which may ultimately adversely affect our ability to pay dividends to holders of the associated Fig Portfolio Shares.

An investment in our Fig Portfolio Shares is not an investment in any game, product or system, game developer or license agreement.

An investment in any series of our Fig Portfolio Shares represents an opportunity for investors to support the development and publication of all the games we license and all of our business activities generally, in return for the opportunity to receive dividends from us that reflect a portion of our revenue, if any, from sales of a the games, products or systems we decide to deploy Fig Funds into and attribute to the relevant Fig Portfolio Shares series.

The Fig Portfolio Shares do not provide investors with an interest in any game, product, system, game console, or the games related to any product, system, game console or developer, nor do they represent an interest in any license agreement, distribution agreement or other agreement, obligation or asset associated with any particular game or developer. The developers and distributors with which we contract are entities separate and distinct from us, and the Fig Portfolio Shares do not represent any obligation on the part of or any interest in any such third parties. Holders of Fig Portfolio Shares may look only to us for dividend payments with respect to any Fig Portfolio Shares held by them.

Our Board may decide not to pay a dividend or to reduce the size of a dividend if our Board believes it would be necessary or prudent to retain such earnings in order to avoid a material adverse effect on Fig’s financial condition or results of operations.

We intend to pay dividends to the holders of each series of Fig Portfolio Shares separately, in each case based on the economic performance of a game to which that particular series of Fig Portfolio Shares relates. Our Board may decide not to pay a dividend or to reduce the size of a dividend if it believes doing so would be necessary or prudent in order to avoid a material adverse effect on our financial condition or results of operations. If that occurs, the unpaid dividend amount would accrue for future payment. However, if our Board decides not to pay a dividend or to reduce the size of a dividend because we were facing difficult financial or operating conditions, there can be no assurance as to whether or when those conditions might improve and whether or when we would reinstate dividend payments or pay past-due dividend amounts. Further, our Board may elect to not pay a dividend if the costs of declaring and distributing such dividend will result in a negligible return to the holders of the applicable series of Fig Gaming Shares. In addition, dividends will not be declared or paid if prohibited under applicable law.

If we fail to provide a sufficiently large Fig Funds amount to support the development of a game, product or system, or otherwise fail to provide sufficient support to the publication of the product, the product may not reach its full commercial potential, and our ability to pay dividends to holders of the related Fig Portfolio Shares could be adversely affected.

In order to maximize the amount from which our Board may declare dividends to the holders of a particular series of Fig Portfolio Shares, we must succeed in maximizing the commercial potential of the related product. We may fail to maximize the commercial potential of a particular product for a variety of reasons, including, for example, failing to provide Fig Funds large enough to support the development of the product to a commercially attractive level of sophistication, failing to market the product effectively or failing to provide other publishing services in an effective manner. If we are unable to deploy the Fig Funds and our other services in a way that helps a product reach its full commercial potential, our ability to pay dividends to holders of the related Fig Gaming Shares, and the size of the amount from which our Board may declare dividends to the holders of the related Fig Gaming Shares, could be adversely affected. In particular, if we were to raise proceeds from the offering of a particular series of Fig Portfolio Shares, and then pay Fig Funds in an amount that did not reflect the extent of the proceeds raised, the holders of those Fig Gaming Shares would still be eligible to receive dividends pursuant to our dividend policy, but to the extent the Fig Funds were too small to successfully develop the product, the commercial success of the product would suffer and the size of the amount from which our Board may declare dividends would likely be reduced.

We do not plan to subject our allocation of sales receipts, determination of dividends or allocation of Portfolio Assets to stand-alone audits.

The determination of the amount of dividends (if any) to pay to holders of a particular series of Fig Portfolio Shares will be made by the application of Fig’s formula for allocating sales receipts from the related product, and determining the portion of Fig’s revenue share that will be payable as dividends to such holders. The application of this revenue sharing and dividend formula for a particular series of Fig Portfolio Shares will be undertaken on a regular basis by Fig’s accounting staff, which may include Parent’s accounting staff. In addition, the determination of the particular Fig assets and liabilities attributable to a particular product, over which the holders of the related series of Fig Portfolio Shares would have preferential rights in our liquidation, or from which such holders may receive distributions, will be made by the application of the definition of “Portfolio Asset” set forth in the certificate of designations for that series of Fig Portfolio Shares to Fig’s assets and liabilities.

We have not had, and do not plan to have, the calculations resulting from, or the methodologies underlying, our revenue sharing and dividend formula, or our application of the Portfolio Shares Assets definition, subjected to stand-alone audits. As a result, our allocations of revenue and assets to each series of Fig Gaming Shares will not be audited. There can be no assurance that there will not be errors or misstatements in those calculations, methodologies and applications, which could reduce our revenue share from a particular game, product or system, the dividends available to holders of the related series of Fig Portfolio Shares or the assets attributed to a specific game, product or system, or increase the liabilities attributed to a specific game, product or system, or some combination of the foregoing.

If we were to enter bankruptcy or similar proceedings, there could be no assurance that holders of Fig Portfolio Shares would be able to recover their investments.

If we were to enter a bankruptcy or similar proceeding, there could be no assurance that holders of Fig Portfolio Shares would be able to recover their investments. In the event of our liquidation or similar occurrence, after the payment or provision for payment of our debts and other liabilities, the holders of a particular series of Fig Portfolio Shares will have preferred rights over dividend amounts declared or accrued in respect of their Fig Portfolio Shares but not yet paid, and assets and liabilities related to the associated game, but no rights with respect to our other assets, and in some circumstances, holders of our common stock (including our Parent) could receive more assets than holders of preferred stock. We could be compelled to enter such a bankruptcy or similar proceeding if we became unable to pay our debts as they became due. In any such circumstance, after the payment or provision for payment of our debts and other liabilities, there might be limited or no assets remaining for distribution to holders of our Fig Portfolio Shares. In any such case, holders of Fig Portfolio Shares would lose some or all of their investments.

In the event Fig terminates a Portfolio License Agreement, Fig and holders of Fig Portfolio Shares may suffer a loss if the developer does not return any Fig Funds previously deployed.

Fig has a duty to return proceeds of the offering to the escrow account in the event of a termination, amendment or other material event that renders Fig Funds deployed to a developer no longer allocated for the development of a Portfolio Company Product if such funds are returned to Fig by the developer. While Fig has a contractual right to the return of such Fig Funds, if the developer does not return such Fig Funds, no such proceeds will be returned to the Escrow Account, which could reduce Fig Portfolio Share holders’ returns due to an absence of proceeds to enter into future Portfolio License Agreements or a reduction in funds to be prorated to the holders in the event of funds remaining in escrow at the time of the Escrow Expiration Date.

No market or other independent valuation has been used to set the offering price of the Fig Portfolio Shares.

The offering price of the Fig Portfolio Shares has been determined solely by us, based on a number of factors, some of which bear no relation to established, formal valuation criteria such as assets, earnings, net worth or book value. We make no representations, whether express or implied, as to the value of our Fig Portfolio Shares and there can be no assurance that the offering price of our Fig Portfolio Shares represents the fair value of such stock. No independent fair market valuation of Fig or any of our capital stock has been used to set the offering price of the Fig Portfolio Shares.

There is no trading market for Fig Portfolio Shares.

There is no trading market for our Fig Portfolio Shares and we do not expect that any such market will ever develop, in part because we have imposed restrictions on the transfer of the Fig Portfolio Shares. As a result, investors should be prepared to retain their Fig Portfolio Shares for so long as they remain outstanding and should not expect to benefit from share price appreciation. Potential investors should consider their investment in our Fig Portfolio Shares as a long-term, illiquid investment of indefinite duration.

We have the right to void a sale of Fig Portfolio Shares under certain circumstances.

We have the right to void a sale of Fig Portfolio Shares, and cancel the shares at any time or compel a stockholder to return them to us, if we have reason to believe that such stockholder acquired Fig Gaming Shares as a result of a false representation, including with respect to such stockholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A+ or Regulation D, promulgated under the Securities Act, respectively, or if such stockholder or the sale to such stockholder is otherwise in breach of the requirements set forth in our amended and restated certificate of incorporation, certificates of designations or bylaws.

Risks Related to Fig Shares

We retain the right to cancel the associated series of Fig Shares at any time, even before a developer’s product is delivered.

Fig’s Board has the right to cancel a series of Fig Shares at any time, in its discretion, including before any developer’s game, product or system has been delivered or has started generating revenues that could result in dividends to the holders of Fig Shares, provided that no cancellation will occur before the fifth anniversary of the final closing of the offering if any Fig Funds have been deployed, and in no event will Fig’s Board cancel the shares if any the associated license agreement remains outstanding; and in any event any proceeds in the Escrow Account or unused by Fig from the sale of such Fig Shares that are still held in the relevant Escrow Account or that have not otherwise been deployed to the development of games, products or systems, will be returned to the relevant series participants pro-rata, less any transaction costs incurred by the escrow agent to disburse such funds, and we may limit our right to cancel in the case of specific series of Fig Shares. We maintain a cancellation right for each series of our Fig Shares in order to be able to withdraw a series and avoid the costs of continuing to have such series outstanding after the associated product has lost most or all of its earning power. In general, we expect that we would cancel a series of Fig Shares after all of the games or devices funded via Fig Funds which we had published have failed to meet a pre-determined earnings floor for a period of time (typically, a number of years). We generally cancel or terminate license agreements that are not earning money for an extended period of time and do not intend to cancel any series of Fig Shares if license agreements remain outstanding that are related to such series  unless the Board, in its reasonable commercial judgment, determines that the anticipated revenues from the associated license agreements are unlikely to exceed the ongoing costs of servicing the series. Investors should be aware that this cancellation right may be exercised at any time, even if certain contractual obligations remain active, based on the Board's assessment of cost-efficiency and potential returns. For a description of our cancellation right with respect to each particular series of Fig Shares being offered, see the schedule in the particular offering circular describing that series of Fig Shares. Although the purpose of our cancellation right is to help us avoid incurring unnecessary administrative costs, and thereby benefit us and our stockholders as a whole, there can be no assurance that we will not cancel a series of Fig Shares before the earning power of the associated game has been completely and irreversibly exhausted, and thereby deny the holders of such Fig Shares some dividends.

We may allow the participation of non-U.S. investors in any of our offerings, based in part on their representations to us that their participation will not violate the laws of their home jurisdictions. There can be no assurance that such representations will be accurate and no assurance that we will not suffer harm or have to rescind sales made in any offering if such participation violates non-U.S. laws.

We may allow the participation of non-U.S. investors in any of our offerings, based on, among other things, their representations to us that their participation will be in compliance with non-U.S. laws that may govern their actions. Regardless of these representations and any other checks we may undertake, there can be no assurance that such participation will always be in compliance with applicable non-U.S. laws. If there is such non-compliance, there can be no assurance that we will not be harmed as a result, by any required rescission of sales or the withdrawal of investors, the attempt by U.S. or foreign jurisdictions to impose penalties or fines on us, or otherwise.

If the security of confidential information relating to investors or users of our website is breached or otherwise subjected to unauthorized access, such information could be stolen or misused.

Our website and its predecessor store users’ and investors’ personally identifiable, sensitive data. Our website is hosted in data centers that are generally compliant with industry security standards and our website uses security monitoring services; however, any accidental or willful security breach or other unauthorized access could cause secure information to be stolen or misused, including misuse for criminal purposes such as fraud or identity theft. Because techniques used to obtain unauthorized access to systems change frequently, and generally are not recognized until they are launched against a target, the system administrators of our website and our website’s third-party hosting facilities may be unable to anticipate these techniques or implement adequate preventive measures. In addition, many jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors and developers to lose confidence in the effectiveness of our website. Any security breach, whether actual or perceived, could harm our website’s and our reputation and could adversely affect our business. As our website is maintained by our Parent; breaches suffered or related to our Parent will likely affect us and the sensitive data we collect and utilize to offer, sell and service Fig Shares and the various campaigns.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements and other information set forth in this annual report on Form 1-K may address or relate to future events and expectations and as such constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to our plans, objectives, projections, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “will”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. Forward-looking statements include, but are not limited to, statements about: expectations regarding our future revenue, the timing and release of our games, the implementation of our business model, our ability to enter into further licensing and publishing agreements, proceeds from the sale of Fig Game Shares, our expectations regarding our cash flow, our financial performance, our ability to obtain funding for our operations, our expectations regarding our cost of revenue, operating expenses and capital expenditures, and our future capital requirements.

All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this report and in the section entitled “Risk Factors” identify important factors that you should consider in evaluating our forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be given that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this report or otherwise make public statements in order to update our forward-looking statements beyond the date of this report.

This report contains statistical data and estimates that we obtained from industry publications and reports. These publications typically indicate that they have obtained their information from sources they believe to be reliable, but do not guarantee the accuracy and completeness of their information. Some data contained in this report is also based on our internal estimates. Although we have not independently verified the third-party data, we believe it to be reasonable.

In this report, all references to “Fig,” “we,” “us,” “our,” or “the company” mean Fig Publishing, Inc. and all references to our “Parent” refer OpenDeal Inc., dba Republic, which owns 100% of our outstanding voting stock.

This report contains trademarks, service marks and trade names that are the property of their respective owners.

Overview

Fig is a crowd-publisher of video games and related products and systems, including video games that may accompany or be associated with such products or systems. Since our incorporation in 2015, we have identified, licensed, contributed funds to the development of, marketed, arranged distribution for, and earned receipts from sales of, video games and other products and systems developed by third party developers with whom we entered into publishing and co-publishing license agreements.

We work with the developers of video games, products and systems through all phases of such products’ publication and distribution, from the funding of development to supporting commercial release. Initially, we work to identify and source video games, products and systems that we believe are likely to be commercial successes and whose development we can fund in whole or in substantial part. We then work with the developer to create a crowd-publishing campaign, which are hosted on our Parent’s website at Republic.com/fig (formerly found at https://fig.co). Each campaign has a fundraising goal, and, if the goal is reached, we agree to fund the development of and publish the video game, product or system. Following the successful crowd-publishing campaign, we work with the developer while they develop their game, product or system to help make sure it will do well commercially, taking a light touch compared to traditional publishers and allowing the developer creative freedom. When the game, product or system is ready for commercial launch, we publicize it and work with the developer and any co-publishers to assist them in distributing and selling it.

We were incorporated on October 8, 2015 in Delaware as a wholly owned subsidiary of Loose Tooth Industries, Inc. (“Loose Tooth” or our “former parent”). On April 16, 2020, we were acquired by OpenDeal Inc. dba Republic, our current Parent (“Republic” or “Parent”). We have not recognized significant revenue to date and we have a limited operating history. We have, at this time, limited assets and resources and receive substantial ongoing support from our Parent. We rely substantially on our Parent for support in the conduct of our business.

Our Acquisition by Republic

From fiscal 2018 to fiscal 2019, our former parent, Loose Tooth, sought to reduce its financial support for our operations and we in turn sought to cut back on the scale of our operations by shifting to less expensive game licensing opportunities and the acquisition of fewer new game licenses than we had previously intended under our long-term business planning. Notwithstanding this reduction in the scale of our operations, Loose Tooth, and we, considered our business model to have proven itself successful over the years of our operation, and to be capable of continuing to generate operational and financial successes. As a result, Loose Tooth determined to investigate strategic alternatives that could provide us with more support than Loose Tooth itself was providing. In pursuing such a strategic alternative, Loose Tooth and we sought a partner that would support us in continuing to operate, or have others operate on our behalf, the portion of our business dedicated to collecting revenue shares from sales of published games and paying dividends on our outstanding Fig Gaming Shares, Fig Portfolio Shares (together with Fig Gaming Shares “Fig Shares”) and other dividend-paying securities.

On April 16, 2020, our business was acquired by our current Parent, OpenDeal Inc. dba Republic, a holding company for various companies in the alternative finance and capital formation space. Our current Parent acquired from Loose Tooth for $300,000 in cash as well as additional conditional compensation, all of the outstanding shares of our common stock, as well as assets held by Loose Tooth that related to our business, including web domains, websites, intellectual property rights, properties, and certain other assets. In return, our Parent agreed to pay, or direct us to pay, to Loose Tooth specified amounts of cash and securities; 100% of all accounts receivable (being amounts, including future cash flows, under then-existing license agreements with developers, which we expect to be de minimis and will be net of certain expenses); and 50% of all future accounts receivable, after distributions to applicable stockholders, until January 1, 2022 (being amounts received from development projects which begin raising capital on Fig.co or sites controlled by the Company in 2020 or 2021) after such amounts allowed for the repayment of Parent in the amount of $350,000. That time period has now expired, and we now retain all accounts receivable for all projects developed now or in the future after distributions to applicable stockholders, subject to other agreements we enter into in the normal course of business. Any future development projects we publish or co-publish, not otherwise funded by existing and outstanding Fig Gaming Shares or Fig Portfolio Shares, are not subject to any revenue sharing arrangement with Loose Tooth.

Our Financial and Operational Status

The Company incurs substantial cost at the time it enters into a license agreement in exchange for future revenue rights, which may take years to be realized, if ever. The Company incurs such costs to run its operations and assist in the development of the games and products it co-publishes. The Company has no employees and relies on the services of employees of its Parent and its Parent’s other subsidiaries, who for which it reimburses Parent and other affiliates for their time and services.

The Company does not expect that the revenue-sharing terms of its current Parent’s transaction with Loose Tooth will have a material impact on its results of operations or liquidity, or on holders of the Company’s Fig Portfolio Shares, whose economic interest is limited to receiving a share of the Company’s revenue from the sale of particular licensed games and other products (unaffected by the Company’s payment obligations to Loose Tooth). Although Loose Tooth retains 100% of revenues under license agreements existing at the time the Company was sold, net of certain expenses, this legacy revenue share (which is classified as accounts receivable) is not expected to be material, because the legacy games remaining in the Company’s publishing portfolio are in the late stages of their commercial lives. In addition, although Loose Tooth holds a revenue share (classified as accounts receivable) of 50% of Fig’s future gross income from projects that begin raising capital on Fig.co or sites controlled by the Company in 2020 or 2021, this future revenue share is payable only when the applicable gross income is actually realized, which the Company expects will occur only after a delay, as the relevant games are developed, and then over an extended period of time, after the relevant games are commercially released. Finally, the Company expects that any shortfall in its operating results or cash flow would rarely, if ever, be so severe as to actually have an effect on the portion of its ongoing operations that are of material interest to holders of Fig Gaming Shares and Fig Portfolio Shares – specifically, the Company’s ability to maintain Fig Gaming Shares and Fig Portfolio Shares ownership records, collect revenue from games and other products that have already been commercially launched and distribute that revenue in the form of dividends to Fig Gaming Shares and Fig Portfolio Shares holders on a timely basis.

Our Regulation A+ Reporting Status

From soon after our inception until October 1, 2019, we were a reporting company under the Regulation A+ public reporting regime. As a Regulation A+ reporting company, we have incurred substantial ongoing costs relating to legal, accounting and other fees and expenses arising from our ongoing public filing and reporting. Then, on October 1, 2019, consistent with then-applicable SEC rules and regulations and as part of our ongoing effort to reduce expenses, we filed a Form 1-Z with the SEC and exited the Regulation A+ reporting regime. Thereafter, we were acquired by our current Parent and began offering Fig Gaming Shares in furtherance of supporting the development of and publishing our games, products and systems. On June 8, 2020, we filed a Regulation A+ offering statement for the offering of the FGS – Amico series of Fig Gaming Shares. When that offering statement, as amended, was qualified by the SEC on October 21, 2020, we re-entered the Regulation A+ reporting regime. As a result of the foregoing, we incurred significantly lower legal, accounting and other reporting-related fees and expenses for the period from October 1, 2019 until early 2020, when the preparation of our FGS – Amico offering statement began. Upon the FGS – Amico offering’s qualification, we re-entered the Regulation A+ reporting regime.

Results of Operations

We recognized revenue of $1.05 million and $0.4 million in the years ended September 30, 2024 and 2023, respectively.

Revenues for the twelve months ended September 30, 2024 and 2023 consisted principally of sales receipts totaling $0.8 million and $0.4 million, respectively, generated from video games and video game consoles from third party-developers received by the Company in proportions specified in each non-exclusive license agreement. Revenues from the year ended September 30, 2024, included termination fees of $250,800 related to the early termination of the License Agreement associated with the series of shares designated FGS - Moonray.

We generated a net income of $0.5 million for the twelve month period ending September 30, 2024, compared to a net loss of $1.1 million for the twelve month period ending September 30, 2023. The increase in the net income was principally due to the decrease in game development expenses, from $1.1 million to $0 from September 30, 2023 to September 30, 2024, respectively. The Company launched no new offerings during the twelve months ending September 30, 2024 which resulted in no game development expenses. As the Company discontinued launching of new offerings during 2024, the Company currently expects to incur no new game development expenses in future years.

As of September 30, 2024, we had an accumulated deficit of $30.2 million. Because we have not generated sufficient revenue from our operations to fully fund our activities, we have to date depended to a significant extent on our Parent to fund our operations. This has and continues to expose us to the risk that our Parent may be unable to provide us with financing necessary to continue our operations. Therefore, given the current financial challenges we face, we have decided to discontinue pursuing the funding and promotion of new video games, devices or systems to preserve resources and ensure we have sufficient liquidity to responsibly winddown our operations. We are exploring borrowing additional amounts from our Parent, by the terms of our existing agreements with our Parent, to continue to fund our operations.

Our financial challenges are characterized by limited historical revenue and operational constraints imposed by our former parent and current Parent. The Company is actively exploring paths to winddown its operations due to a belief that there is no path to profitability and the financial pressures the Company faces. At this time, we seek to continue operating the portion of our business dedicated to collecting our revenue shares from sales of previously funded games, devices and systems and paying dividends on outstanding Fig Gaming Shares and Fig Portfolio Shares and other dividend-paying securities, although we may ultimately have others operate this portion of our business if we were to discontinue general operations.

The Company has not experienced any bankruptcy, receivership or similar proceeding; there are no ongoing legal proceedings that are material to the business or financial condition of the Company.

See Note 3 to our financial statements for our basis of presentation.

Liquidity and Capital Resources of the Company

For the years ended September 30, 2024 and 2023, we had net income of $0.5 million and a net loss of $1.1 million, respectively. We expect to incur losses in the future as we wind down operations. We expect to receive revenues from existing video game and video game console license agreements. As revenue is based on future sales, we cannot predict expected inflow of cash and we may be required to borrow additional cash from our Parent. To date, we have generated only limited revenue, and we have not achieved revenue sufficient to offset our expenses.

As a result, we have decided to discontinue pursuing the funding and promotion of new video games, devices, or systems given the current financial challenges we face. At this time, we seek to continue operating the portion of our business dedicated to collecting our revenue shares from sales of previously funded games, devices and systems and paying dividends on outstanding Fig Gaming Shares and Fig Portfolio Shares and other dividend-paying securities, although we may ultimately have others operate this portion of our business if we were to discontinue general operations.

We rely on our Parent, and on issuances of Fig Gaming and Fig Portfolio Shares, for liquidity and capital resources. On October 1, 2020, the Company and Parent entered into the Intercompany Revolving Credit Agreement. The terms of the Intercompany Revolving Credit Agreement provide the Company, upon the Company’s request, up to $1,000,000 in borrowings at an interest rate of 2% through December 31, 2020 and the short-term applicable federal rate as published by the Internal Revenue Service on the first month of each subsequent year until the revolving credit agreement is repaid in full. The Intercompany Revolving Credit Agreement was amended and restated as of February 1, 2022 (the “A&R Revolver”), to allow for up to up to $1,500,000 in borrowings at an interest rate of 2.0% through February 1, 2025 with the interest rate thereafter as specified above. As of January 24, 2025, pursuant to the terms of the A&R Revolver, the Company and Parent have agreed to extend the term of the A&R Revolver for an additional three years, with a maturity date of February 1, 2028. The Company incurred interest owed to Parent of $66,623 and $63,384 as of September 30 2024 and 2023 respectively. As of September 30, 2024, the Company owed Parent $1,486,825 under the Intercompany Revolving Credit Agreement, including accrued interest. See “—Overview.”

For the year ended September 30, 2024, we have been financed by $0.2 million in cash transfers from our Parent. For the year ended September 30, 2023, we repaid $0.2 million in cash transfers from our Parent. In addition, for the year ended September 30, 2023, we received financing in the receipt of $0.2 million in net proceeds from the issuance of Fig Gaming Shares – Atari, which were placed in an escrow account before the offering was cancelled and $0.2 million was returned to the prospective investors.

As of September 30, 2024 and 2023, we had approximately $0.6 million and $0.1 million, respectively, in cash. Our primary uses of cash are for game development expenditures, legal, accounting and publishing consultants, and marketing for our crowd-publishing campaigns and for games when they are released.

Net cash provided by (used in) operating activities during the year ended September 30, 2024, and 2023 was approximately $0.4 million and $(1.2) million, respectively. The decrease in use of cash was due to a decrease in game development expenses to $0 in 2024 compared to game development expenses of $1.1 million in 2023. The decrease of $1.1 million in game development expenses was due to the discontinuance of new offerings by us. In addition, general and administrative expenses remained flat year over year. During 2023 and throughout 2024, we incurred a service agreement fee of $0.2 each year million paid to our Parent, to cover expenses incurred by our Parent on our behalf.

Net cash provided by financing activities for the year ended September 30, 2024 was approximately $0.1 million and the net cash used for financing activities for the years ended September 30, 2023 was approximately $0.5 million. Financing activities during fiscal 2024 consisted principally of $0.2 million from our Parent under an intercompany revolving credit agreement. Financing activities during fiscal 2023 consisted principally of $0.2 million paid as distribution to preferred stockholders and $0.2 million repaid to our Parent.

As of September 30, 2024, we had accumulated net losses of $30.2 million since our inception.

For the year ending September 30, 2024, we expect our revenue to increase as the video games and other projects that we have licensed for publication, go to the market. However, we have discontinued entering into new license agreements as of July 2023. We have incurred substantial losses since our inception and we expect to continue to incur operating losses in the future. As a result, there is substantial doubt that we will be able to satisfy our liquidity needs over the 12 months ending September 30, 2024, and we will need additional financing, including from our Parent if available, to continue our operations over that period. Because the Company has not yet generated sufficient revenue from our operations to fully fund our activities, we have to date depended to a significant extent on our Parent to fund our operations. This exposes us to the risk that our Parent may be unable to provide us with financing necessary to continue our operations. Therefore, we have decided to discontinue pursuing the funding and promotion of new video games, devices or systems given the current financial challenges we face. At this time, we seek to continue operating the portion of our business dedicated to collecting our revenue shares from sales of previously funded games, devices and systems and paying dividends on outstanding Fig Gaming Shares and Fig Portfolio Shares.

Prior to April 2020, our former parent’s employees provided services to us, and the allocation of expenses to pay the salaries of such employees was set forth in a Cost Sharing Agreement, which was terminated in April 2020 upon the sale of Fig to our Parent. Our Parent currently provides services and we record a direct allocation of expenses, as appropriate. We share operating space with our Parent, in New York, NY.

Provided a game or product co-produced by the Company is successfully developed and published, sales receipts from the game or product will be shared as follows:

●	Receipts will be allocated into a revenue share for the developer and a revenue share for Fig, in the proportions described in greater detail in each offering circular.

●	Fig will pay a minimum of percentage of its revenue share to the holders of Fig Gaming Shares or Fig Portfolio Shares, in the form of dividends, subject to our dividend policy.

●	Fig’s board of directors (our “Board”) may, in its sole discretion, from time to time, pay more than 85% (and up to 100%) of Fig’s revenue share to the holders of Fig Gaming Shares (or Fig Portfolio Shares if they are qualified), if in the Board’s view business conditions so permit.

In all events, our Board may decide not to declare (or, if already declared, not to pay) some or all of a dividend, if it believes that it would be necessary or prudent to retain such earnings in order to avoid a material adverse effect on Fig’s financial condition or results of operations (in which case the unpaid minimum dividend amount will accrue for future payment), and dividends will not be declared or paid if prohibited under applicable law. Further, our Board may elect to not pay a dividend if the costs of declaring and distributing such dividend will result in a negligible return to the holders of the applicable series of Fig Gaming Shares

Amounts will only become available for revenue sharing and the payment of dividends if and when a game or product we co-publish generates sales receipts, and the total amount available for Fig’s revenue share – and consequently for dividends – will depend on the amount of such sales receipts. Subject to the foregoing limitations, dividends on Fig Gaming Shares or Fig Portfolio Shares will be declared every six months, as of every May 15 and November 15, and paid thereafter, in all events after such time (if ever) as a game or product is successfully developed and published and Fig begins to receive a game or product’s sales receipts. Aggregate dividend amounts, to the extent declared, will be distributed equally among all holders of Fig Gaming Shares or Fig Portfolio Shares, in proportion to the number of shares held.

Going Concern

Our ability to continue as a going concern depends upon our ability to successfully accomplish the plans embodied in our business model and eventually secure other sources of financing and attain profitable operations. To date, we have had minimal revenue and significant losses. Accordingly, we have depended on our Parent and sales of Fig Gaming Shares and/or Fig Portfolio Shares to fund our operations and there is a risk that we and our Parent may be unable to obtain the financing, on acceptable terms or at all, necessary to continue our operations. As such, there is substantial doubt regarding our ability to continue as a going concern for a period of one year from the date our financial statements are issued. The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classification of liabilities that might result from this uncertainty. – See “Liquidity and Capital Resources of the Company”.

Properties and Company Location

We are located at 149 Fifth Avenue, Floor 10, New York, NY 10010, in a space that is rented and paid for by our Parent. We do not own any real property.

Contractual Commitments

We are not committed to make any material capital expenditures as of September 30, 2024, and other agreements relating to our operations, such as rental commitments, are in the name of our Parent.

The following table is as of December 31, 2024:

Regulation A+ Offering (SEC File No.)	Total Amount Raised in Regulation A+ Offering and any related Regulation D offering	Amount of Fig Shares Sold (Price per Fig Shares)	Each Licensed Product Provided Fig Funds*
Fig Gaming Shares – Amico (File No. 024-11236)	$11,591,008.00 *includes approximately $1,237,000 sold in earlier Regulation D, 506(c) offering	11,590 ($1,000)	$11,591,008.00 - Intellivision Amico – video game console

Fig Gaming Shares – Moonray (File No. 024-11236)	$209,000	418 ($500)	$209,000 - Moonray – video game^

Fig Gaming Shares – Digital Eclipse (File No. 024-11304)	$10,390,000	10,390 ($1,000)	$10,109,913! has been disbursed for the following games and allocations$: $619,948 - Atari 50: The Anniversary Celebration
			$891,934 – The Making of Karateka
			$1,049,487 – Llamasoft: The Jeff Minter Story
			$4,746,231 – Wizardry: Proving Grounds of the Mad Overlord
			$368,419 – Jay and Silent Bob: Chronic Blunt Punch
			$1,488,353 – Volgarr the Viking II
			$164,787 – Atari 50: The Anniversary Celebration (DLC)
			$780,754 – Mighty Morphin’ Power Rangers: Rita’s Rewind

Fig Portfolio Shares – Series 2021 (File No. 024-11496)	$2,283,000	2,283 ($1,000)	$228,325.00 - Long Journey to an Uncertain End from Crispy Creative video game funding[3]
			$225,000.00 - Cabernet by Party for Introverts video game funding[4]
			$224,000.00 – Blood for Baal by Brainchild Studios Ltd. video game funding[5]
			$200,000.00 - Wizardry PGMO re-release video game funding6+
			$220,000.00 - Unannounced New IP video game from Rose City Games[1]
			$150,000.00 - Wizardry I re-release video game funding2+
			$150,000.00 - Wizardry II re-release video game funding2+
			$150,000.00 - Wizardry III re-release video game funding2+
			$76,960.00 – Steel Bridge video game from Rose City Games[7]
			$225,000.00 – Days of Doom by Atari Interactive, Inc., video game funding[8]
			$225,000.00 – Mr. Run and Jump by Atari Interactive, Inc., video game funding[8]
			$205,000.00 – Clam Man 2: Headliner by Team Clam[9]

!	Figure represents the raised amount of $10,390,000 less the contracted 2.7% Fig Transaction fee as outlined in the Second Amended and Restated Revenue-Sharing Agreement associated with FGS – DE, filed herewith as Exhibit 6.7.

$	The Company entered into Amendment No. 1. to Second Amended and Restated Fig Revenue-Sharing Agreement, dated November 7, 2024, which updated the Designation of Licensed Games under Annex A, clarified the definitions of “Tier 1 Calculated Rate” and “Tier 2 Calculated Rate” and updated Section 2.5.4 (Statements and Payments), all as set forth in more detail therein. Amendment No. 1. to the Second Amended and Restated Fig Revenue-Sharing Agreement results in a change to certain revenue-sharing terms for particular Licensed Games from the original FGS – DE Revenue-Sharing Agreement. See Exhibit 6.8 filed herewith for revenue-sharing terms for all FGS – DE titles as of the date of this Filing.

*	Per the terms of certain of the License Agreements, the Company has the ability to increase the amount of Fig Funds provided to a pre-determined higher number prior to the expiration of each relevant License Agreement.

^	The license agreement with Moonray was terminated in exchange for a payment of $250,800.00 from the developer; such amount was distributed, less customary withholdings, pro-rata to the holders of Fig Gaming Shares – Moonray. As of August 30, 2024, a dividend of $213,180 was distributed pro-rata to holders of FGS – Moonray. As of September 30, 2024, the series of shares titled FGS – Moonray has been cancelled.

+	SirTech intends to “bundle” the respective Licensed Games related to the Classic Wizardry agreements with certain of the unlicensed games (collectively the “Classic Wizardry Bundle”) and, notwithstanding the terms of the Classic Wizardry agreements, the Company allowed such bundling under the revenue sharing terms denoted in superscripts [2] and [6].

[1]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (50.00%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (25%) will be in effect for the succeeding 12 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[2]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (50.00%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (25%) will be in effect for the succeeding 60 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[3]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (30.175%) which will be in effect until the Fig Revenue Sharing has reached 2x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (15%) will be in effect for the succeeding 6 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[4]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (50%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (25%) will be in effect for the succeeding 24 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[5]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (25%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (12.5%) will be in effect for the succeeding 24 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[6]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (6.66%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (3.33%) will be in effect for the succeeding 30 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[7]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (40.00%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (20.00%) will be in effect for the succeeding 12 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[8]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (25.00%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (12.50%) will be in effect for the succeeding 12 months succeeding the last day on which the Tier 1 Calculated Rate applies.

[9]	Fig Revenue Sharing is defined as gross receipts multiplied by the Calculated Rate, which is defined as The Tier 1 Calculated Rate (50.00%) which will be in effect until the Fig Revenue Sharing has reached 3x the Fig Funds provided to Developer; and then Tier 2 Calculated Rate (25.00%) will be in effect for the succeeding 12 months succeeding the last day on which the Tier 1 Calculated Rate applies.

 On June 8, 2020, we filed a Regulation A offering statement for the offering of the FGS – Amico series of Fig Gaming Shares. That offering statement, as amended, was qualified by the SEC on October 21, 2020. As of the date of this filing, the Fig Gaming Shares - Amico offering has had its final closing on April 16, 2021 and, upon final accounting, sold 11,590 shares or $11,590,940 over its Regulations A+ and D, 506(c), offerings. On May 23, 2024, Atari, Inc. publicly announced it purchased the Intellivision brand and certain games from Intellivision Entertainment LLC, along with the right to more than 200 titles from the Intellivision portfolio and the Intellivision trademarks. The Company is currently evaluating the circumstances of the transaction and assessing its rights and remedies under its agreement with Intellivision Holdings, LLC. The outcome of this evaluation is uncertain, and there can be no assurance that any action will be taken or that, if taken, it will be successful.

Certain of the Company’s offerings of Fig Shares have required that the Company place proceeds of the relevant offering into an escrow account for the benefit of investors if Fig Funds cannot be deployed toward licensed games per the terms of the offering in a specified time. The below table summarizes the offerings and associated share classes which have such requirements and the date by which Fig must process refunds if all proceeds are not used as Fig Funds per the terms of the offering and relevant Fig Shares. These funds were original held by the escrow agent, Prime Trust LLC, but were moved to a qualified successor escrow agent, BankProv. At this time no funds are in escrow however under certain terms and conditions, money may be returned to escrow prior to the date by which Proceeds not used as Fig Funds must be returned to investors (pro-rata).

Regulation A+ Offering (SEC File No.)	Proceeds Currently in Escrow to be Allocated as Fig Funds*	Date by which Proceeds not used as Fig Funds must be returned to investors (pro-rata)
Fig Gaming Shares – Digital Eclipse (File No. 024-11304)	$0.00	September 16, 2024
Fig Portfolio Shares – Series 2021 (File No. 024-11496)	$0.00	April 16, 2024

*	This number represents gross amounts unallocated and does not factor in the 2.7% fee the Company takes on all funds collected in anticipation of being used for Fig Funds. If not deployed per the terms of the relevant offering and securities, the unallocated amount must be returned, pro-rata to applicable Fig Shares holders on or before the above disclosed date.

As of August 17, 2022, the Company entered into a Fig Revenue Sharing Agreement with Atari Interactive, Inc. (“Atari”), with the ability to provide Fig Funds between $1,000,000 and $15,000,000, in pursuit of publishing games mutually agreed to by the Company and Atari. If at least $3,000,000 of Fig Funds are provided to Atari, between one and three Licensed Games will be developed, with the allocation of the Fig Funds to be mutually agreed between the Parties. The Regulation A+ offering was qualified on February 7, 2023; however, the Company withdrew the offering statement and cancelled the offering on August 7, 2023. Subsequently, the licensing agreement related to Fig Gaming Shares – Atari was cancelled before any Fig Funds were contributed. $233,000 of deposits from investors related to the FGS – Atari offering have been returned as of September 30, 2024.

During calendar year 2023, we entered into numerous additional licensing agreements related to Fig Portfolio Shares – Series 2021.

In association with the offer and sale of Fig Portfolio Shares – Series 2021, the Company has sold approximately $2,283,250 of Fig Portfolio Shares – Series 2021 and has deployed Fig Funds in the same amount. In accordance with such, the Company entered into the following Fig Revenue Sharing Agreements:

●	On February 10, 2022, we entered into a licensing agreement with Rose City Game Consulting, LLC, to publish Project Treefarm, pursuant to which Fig is obligated to provide between $170,000 and $550,000 of funding toward Project Treefarm. As of the date of this Form 1-K, Fig has provided $220,000 Fig Funds to Rose City Game Consulting, LLC, to publish Project Treefarm.

●	On June 30, 2022, we entered into a licensing agreement with Crispy Creative, to publish A Long Journey to an Uncertain End, pursuant to which Fig is obligated to provide between $228,325 and $500,000. As of the date of this Form 1-K, Fig has provided $228,325 Fig Funds to Crispy Creative, to publish A Long Journey to an Uncertain End.

●

On August 8, 2022, we entered into a licensing agreement with Team Clam to publish Clam Man 2: Headliner, pursuant to which Fig is obligated to provide between $205,000 and $250,000 of funding towards Clam Man 2: Headliner. As of the date of this Form 1-K, Fig has provided $205,000 Fig Funds to Team Clam, to publish Clam Man 2: Headliner.

●	On August 10, 2022, we entered into a licensing agreement with Sirtech Entertainment Corp. to publish Classic Wizardry Re-release I: Proving Grounds of the Mad Overlord, pursuant to which Fig is obligated to provide $150,000 of Fig Funds to Sirtech Entertainment Corp. As of the date of this Form 1-K, Fig has provided $150,000 to publish Classic Wizardry Re-release 1: Proving Grounds of the Mad Overlord.

●	On August 10, 2022, we entered into a licensing agreement with Sirtech Entertainment Corp. to publish Classic Wizardry Re-release II: Knight of Diamonds, pursuant to which Fig is obligated to provide $150,000 of Fig Funds to Sirtech Entertainment Corp. As of the date of this Form 1-K, Fig has provided $150,000 to publish Classic Wizardry Re-release 2: Knight of Diamonds.

●	On August 10, 2022, we entered into a licensing agreement with Sirtech Entertainment Corp. to publish Classic Wizardry Re-release III: Legacy of Llylgamyn, pursuant to which Fig is obligated to provide $150,000 of Fig Funds to Sirtech Entertainment Corp. As of the date of this Form 1-K, Fig has provided $150,000 to publish Classic Wizardry Re-release III: Legacy of Llylgamyn.

●	On August 11, 2022, we entered into a licensing agreement Party for Introverts Limited to publish Cabernet, pursuant to which Fig is obligated to provide between $225,000 and $250,000, to Party for Introverts Limited. As of the date of this Form 1-K, Fig has provided $225,000 to publish Cabernet.

●	On December 19, 2022, we entered into a licensing agreement with Brainchild Studios Ltd to publish Blood for Baal, pursuant to which Fig is obligated to provide between $224,000 and $250,000, to Brainchild Studios Ltd. As of the date of this Form 1-K, Fig has provided $224,00 to publish Blood for Baal.

●	On December 28, 2022, we entered into a licensing agreement under FPS – 2021 with Sirtech Entertainment Corp. to publish Classic Wizardry Proving Grounds of the Mad Overlord Remaster, pursuant to which Fig is obligated to provide $200,000 of Fig Funds to Sirtech Entertainment Corp., As of the date of this Form 1-K, Fig has provided $200,000 under FPS – 2021 to publish Classic Wizardry Proving Grounds of the Mad Overlord Remaster.

●	On January 10, 2023, we entered into a license agreement with Atari Interactive, Inc. as a part of Fig Portfolio Shares – Series 2021 to publish Days of Doom, pursuant to which Fig is obligated to provide $225,000 of funding toward Days of Doom. As of the date of this Form 1-K, Fig has provided $225,000 Fig Funds to Atari Interactive, Inc. to publish Days of Doom.

●	On January 10, 2023, we entered into a license agreement with Atari Interactive, Inc. as a part of Fig Portfolio Shares – Series 2021 to publish Mr. Run and Jump, pursuant to which Fig is obligated to provide $225,000 of funding toward Mr. Run and Jump. As of the date of this Form 1-K, Fig has provided $225,000 Fig Funds to Atari Interactive, Inc. to publish Mr Run and Jump.

●	On July 27, 2023, we entered into a license agreement with Rose City Games, LLC as a part of Fig Portfolio Shares – Series 2021 to publish Steel Bridge, pursuant to which Fig is obligated to provide $76,960 of funding toward Steel Bridge. As of the date of this Form 1-K, Fig has provided $76,960 Fig Funds to Rose City Games, LLC to publish Steel Bridge.

In association with to that certain revenue share agreement associated with Fig Gaming Shares – Digital Eclipse, by and between the Company and Digital Eclipse Entertainment Partners Co., we have agreed to the following allocations of Fig Funds:

Regulation A+ Offering (SEC File No.)	Total Amount Raised in Regulation A+ Offering and any related Regulation D offering	Amount of Fig Shares Sold (Price per Fig Shares)	Fig Funds Provided to Licensed Product
Fig Gaming Shares – Digital Eclipse (File No. 024-11304)	$10,390,000	$10,390 ($1,000)	$10,109,913! has been disbursed for the following games and allocations$: $619,948.00 - Atari 50: The Anniversary Celebration
			$891,934 – The Making of Karateka
			$1,049,487 – Llamasoft: The Jeff Minter Story
			$4,746,231 – Wizardry: Proving Grounds of the Mad Overlord
			$368,419 – Jay and Silent Bob: Chronic Blunt Punch
			$1,488,353 – Volgarr the Viking II
			$164,787 – Atari 50: The Anniversary Celebration (DLC)
			$780,754 – Mighty Morphin’ Power Rangers: Rita’s Rewind

!	Figure represents the raised amount of $10,390,000 less the contracted 2.7% Fig Transaction fee as outlined in the Second Amended and Restated Revenue-Sharing Agreement associated with FGS – DE, filed herewith as Exhibit 6.7.

$	The Company entered into Amendment No. 1. to Second Amended and Restated Fig Revenue-Sharing Agreement, dated November 7, 2024, which updated the Designation of Licensed Games under Annex A, clarified the definitions of “Tier 1 Calculated Rate” and “Tier 2 Calculated Rate” and updated Section 2.5.4 (Statements and Payments), all as set forth in more detail therein. Amendment No. 1. to the Second Amended and Restated Fig Revenue-Sharing Agreement results in a change to certain revenue-sharing terms for particular Licensed Games from the original FGS – DE Revenue-Sharing Agreement. See Exhibit 6.8 filed herewith for revenue-sharing terms for all FGS – DE titles as of the date of this Filing.

Game-Specific Accounting

Accounting for a Particular Game’s Sales and Assets and Liabilities

We receive sales receipts for each particular game that we publish net of distributors’ and certain other fees. We deposit the amounts we receive for each game into a separate account or sub-account under our control. We then allocate receipts into a revenue share for the developer and a revenue share for ourselves; depending on the particular campaign, deduct the Fig Service Fee; depending on the particular campaign, apply the Fig Shares Allotment Percentage; and pay a specified portion of the Fig Shares allotment to the holders of the associated Fig Gaming Shares, in the form of dividends, subject to our dividend policy.

The application of revenue sharing and dividend formulas to sales receipts, and the allocation of relevant assets and liabilities to particular games, is reflected in our accounting records and subject to our internal accounting controls. This process and the tables below are not prepared in accordance with generally accepted accounting principles, or GAAP. Non-GAAP disclosures have limitations as analytical tools; they should not be viewed as a substitute for or in isolation from GAAP financial measures; and may not be comparable to other companies’ non-GAAP financial measures. In addition, we do not subject the calculations resulting from, or the methodologies underlying, the foregoing procedures to stand-alone audits. Our allocations of revenues and assets to each game and series of Fig Shares are not audited.

The table below sets forth the sharing of sales receipts by game for each of our principal games as of the date of the table.

Sharing of Sales Receipts from Principal Games

For the Twelve Months Ended September 30, 2024 (Unaudited) (1)

Fig Game (2)	Gross Receipts to Fig	Fig Service Fee	Adjusted Gross Receipts	Fig’s Revenue Share (3)	Specified Portion for Dividends on Related Fig Game Shares	Aggregate Dividends on Related Fig Game Shares (4)
Psychonauts 2(5)	$0	$0	$0	$0	70%	$0
Wasteland 3(5)	$0	$0	$0	$0	70%	$0
Pillars of Eternity II: Deadfire(5)	$0	$0	$0	$0	85%	$0
Phoenix Point(6)	$0	$0	$0	$0	85%	$0
Amico	$0	$0	$0	$0	85%	$0
Digital Eclipse	$867,020	$0	$867,020	$130,053	85%	$736,967
Moonray(7)	$0	$0	$0	$0	85%	$0

(1)	This table has not been prepared in accordance with GAAP. Non-GAAP disclosures have limitations as analytical tools, and should not be viewed as a substitute for or in isolation from measures of financial performance, financial position or cash flows determined in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

(2)	We have also previously entered into license agreements to publish additional games; however, such games are not related to any securities sold by us pursuant to Regulation A+.

(3)	Amounts are included in licensed game revenue share in our accompanying consolidated statement of operations for the year ended September 30, 2024. The difference between the total of these amounts as shown above and the total licensed game revenue share shown in our accompanying consolidated statement of operations for the year ended September 30, 2023 represents revenue share from licensed games whose development and publishing efforts were not financed in part by the issuance of Fig Gaming Shares or Fig Portfolio Shares in Regulation A+ offerings.

(4)	Includes application of the dividend rate and the applicable Allocation Percentage for such shares. Dividend amounts are included in dividends payable to preferred stock holders in our accompanying balance sheet as of September 30, 2024. The difference between the total of these amounts as shown above and the total dividends payable to preferred stock holders shown in our accompanying balance sheet as of September 30, 2023 represents dividends payable in respect of Fig securities that were not issued in Regulation A+ offerings.

(5)	License Agreement terminated during fiscal year 2020.

(6)	License Agreement terminated during fiscal year 2021.

(7)	License Agreement terminated during fiscal year 2024. Share class terminated during fiscal year 2024.

The table below sets forth the attribution of assets and liabilities by game for each of our principal games as of the date of the table.

Allocation of Assets and Liabilities by Game
As of September 30, 2024 (Unaudited) (1)

Fig Game (2)	License Agreement Assets (3)	Other Assets (4)	License Agreement Liabilities (5)	Other Liabilities(6)	Net Equity (7)
Psychonauts 2 (8)	$0	$0	$0	$0	$0
Wasteland 3 (8)	$0	$0	$0	$0	$0
Pillars of Eternity II: Deadfire (8)	$0	$0	$0	$0	$0
Phoenix Point(9)	$0	$0	$0	$0	$0
Amico	$0	$0	$0	$0	$0
Digital Eclipse	$0	$0	$0	$0	$0
Moonray(10)	$0	$0	$0	$0	$0

(1)	This table has not been prepared in accordance with GAAP. Non-GAAP disclosures have limitations as analytical tools, and should not be viewed as a substitute for or in isolation from measures of financial performance, financial position or cash flows determined in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

(2)	We have also previously entered into license agreements to publish additional games; however, such games are not related to any securities sold by us pursuant to Regulation A.

(3)	Includes cash on hand, accounts receivable, prepaid expenses and other assets of Fig to the extent attributed to the publishing rights held by us under the related game license agreement.

(4)	Includes assets acquired or assumed by Fig for the account of the publishing rights held by Fig under the related game license agreement, or contributed, allocated or transferred to Fig in connection with such publishing rights (including the net proceeds of any issuances, sales or incurrences in connection with such publishing rights), in each case, after the date of the corresponding preferred stock designation, and the proceeds of any disposition of any License Agreement Assets or Other Assets.

(5)	Includes accrued liabilities, accounts payable and other liabilities of Fig to the extent attributed to the publishing rights held by Fig under the related game license agreement.

(6)	Includes liabilities acquired or assumed by Fig for the account of the publishing rights held by Fig under the related game license agreement, or contributed, allocated or transferred to Fig in connection with such publishing rights (including indebtedness of Fig incurred in connection with such publishing rights), in each case, after the date of the corresponding preferred stock designation.

(7)	Equals the sum of the amounts in the columns to the left.

(8)	License Agreement terminated during fiscal year 2020.

(9)	License Agreement terminated during fiscal year 2021.

(10)	License Agreement terminated during fiscal year 2024 in exchange for $250,800. Share class terminated during fiscal year 2024, following pro-rata distribution of dividends, less customary withholdings, to the holders of Fig Gaming Shares – Moonray.

Item 3. Directors and Officers

Our Executive Officers and Directors

Our directors, executive officers and other significant individuals, and their positions and ages as of December 31, 2024, terms of office, and approximate hours of work per week are as follows:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Chuck Pettid	President, Director, and Secretary	46	Began April 17, 2020	(1)
Justin Bailey	Director	50	Began October 8, 2015	(2)
Emily Pollack	Director	33	Began March 1, 2023	(1)
Kristine Rasmussen	Vice President of Finance	55	Began February 4, 2023	(3)

(1)	Chuck Pettid, and Emily Pollack are employed by Republic Operations LLC, a subsidiary of at OpenDeal Inc. dba Republic, our Parent. Chuck Pettid serves as an Executive Vice President of our Parent, and Emily Pollack is an executive officer of our parent’s crowdfunding subsidiary, OpenDeal Portal LLC dba Republic. Each of Mr. Pettid and Ms. Pollack devote a substantial portion of their working time to our Parent and to us. Mr. Pettid devotes approximately 5 hours of his time a week toward the Company.

(2)	Justin Bailey is also the CEO and a director of our former parent, Loose Tooth. Mr. Bailey provides services to the Company as an advisor, focused on identifying prospective developers and viable games, products and systems to license. He devotes a substantial portion of his working time to Loose Tooth, to his vineyard and to as well as other video game developers. Mr. Bailey has served as a direction of SirTech Entertainment Corp. since the third quarter of 2022 and as Chief Strategy Officer of Digital Eclipse Entertainment Partners Co. since the second quarter of 2022. He also served as a consultant for Atari Interactive, Inc. from the second quarter of 2021 through the first quarter of 2022.

(3)	Kristine Rasmussen is the Vice President of Finance for our Company and controller of our Parent. Mrs. Rasmussen is employed by Republic Operations LLC, a subsidiary of at OpenDeal Inc. dba Republic, our Parent. She devotes all of her working time to the finances of our Parent and its subsidiaries (including the Company). Mrs. Rasmussen also sits on the board of directors of Monrovia Nursery Company and Rasmussen Equipment Company, respectively. Mrs. Rasmussen devotes approximately 5 hours of her time a week toward the Company.

There are no family relationships between any two or more of our directors, executive officers or significant employees. During the past five years, none of the persons identified above, or any partnership in which such person was general partner, or any corporation or business association of which such person was an executive officer has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses in the last two fiscal years.

Chuck Pettid has served as our President and a director since April 2020. He assumed the role of Secretary of the Company as of November 2024. Mr. Pettid is also an Executive Vice President of our Parent. Mr. Pettid received his MBA from Fordham’s Gabelli School of Business and holds a Bachelor of Science from the University of Nebraska. Mr. Pettid is also a noted venture capitalist, holding positions and board seats at Pantry Prop and Riders Share and acting as the General Partner of RainmakeMe. Mr. Pettid serves as an Executive Vice President of our Parent where he devotes a substantial portion of his time directing our Parents operations and the activities of other subsidiaries of our Parent. Prior to and concurrent with acting as President of the Company, Mr. Pettied was the CEO of OpenDeal Portal LLC dba Republic, an SEC-registered crowdfunding portal, where he helped direct operations, determine strategic planning, manage risks, budgeted, managed a staff of up to fifty persons and pursued securities crowdfunding offerings in a highly regulated environment. During Mr. Pettid’s tenure, OpenDeal Portal LLC dba Republic was one of the most successful of the novel SEC-registered crowdfunding portals, hosting numerous million-dollar (the statutory limit at the time) and novel offerings.

Justin Bailey is our founder and currently serves as a director. Mr. Bailey has also served as Chief Executive Officer of Loose Tooth since he founded Loose Tooth in late 2014. Mr. Bailey devotes a substantial portion of his working time to Loose Tooth, to his vineyard and to other video game developers. Mr. Bailey’s work in video games includes experience publishing a variety of premium, free-to-play and mobile games, such as Broken Age (formerly known as Double Fine Adventures), Massive Chalice and Middle Manager of Justice. Mr. Bailey currently serves as a director of Double Fine Productions, Inc., a position he has held since September 2013, and he previously served as the Chief Operating Officer of Double Fine Productions, Inc., a position he held from July 2012 to March 2015, where he established a new independent publishing label called “Double Fine Presents”. Mr. Bailey is also a director of SirTech Entertainment Corp., an executive of Digital Eclipse Entertainment Partners Co. and former advisor to Atari Interactive, Inc. Mr. Bailey holds a Bachelor of Business Administration degree from the M.J. Neeley School of Business, Texas Christian University.

Emily Pollack has served as a director since March of 2023. Mrs. Pollack is a Certified Public Accountant, holding FINRA Series 77 and 99 licenses, with numerous years of experience in the fintech industry. She is a graduate of Calvin University, holding a Bachelor’s Degree in Accounting. Mrs. Pollack previously held roles at YieldStreet Inc. and Otis Wealth Inc., corporate communications at Keurig Dr Pepper Inc., wealth management at Bank of America Corporation, and financial services at PricewaterhouseCoopers International Limited. Mrs. Pollack is also the former President of Republic Investment Services LLC (f/k/a NextSeed Services LLC), a subsidiary of our Parent which participates in post-offering crowdfunding administration. She is currently the Executive Officer of OpenDeal Portal LLC dba Republic, our Parent’s SEC-registered securities crowdfunding subsidiary.

Kristine Rasmussen has served as Vice President of Finance since February 4, 2023. Ms. Rasmussen is a Certified Public Accountant, Chartered Global Management Accountant, and a Senior Professional in Human Resources with over thirty (30) years of experience in finance and accounting at Public and Private Companies. She is a graduate of Tulane University, holding a Bachelor’s Degree in Management with an Accounting Concentration and an Executive Master’s of Business Administration from the University of New Mexico. Ms. Rasmussen previously held roles at Datamark, Inc., a Division of eCollege.com, as well as emWare, Inc., Sun Health Care Group, and Arthur Andersen LLP. She serves on the Board of Directors of Monrovia Nursery Company. She is the Controller of our Parent and Vice President of Finance of Republic Operations LLC, an Affiliate of the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table includes the total compensation for the last completed fiscal year of our directors and executive officers. As the Company does not have any employees, each of the below persons provide services to the Company solely within the scope of their executive or director capacities.

Name	Capacities in which Compensation was Received	Salary		Other Compensation (4)	Total Compensation
Chuck Pettid (1)	President and Director		$-	$-	$-
Justin Bailey (2)	Director	$		$-	$-
Emily Pollack (1)	Director		$-	$-	$-
Kristine Rasmussen (3)	Vice President of Finance		$-	$-	$-

(1)	Chuck Pettid and Emily Pollack are employed by Republic Operations LLC, a subsidiary of at OpenDeal Inc. dba Republic, our Parent. Chuck Pettid serves as an Executive Vice President of our Parent, and Emily Pollack is an Executive Officer of our parent’s crowdfunding subsidiary, OpenDeal Portal LLC dba Republic. Each of Mr. Pettid and Mrs. Pollack devote a substantial portion of their working time to our Parent and to us. Each devotes substantial time to these other ventures. None is compensated by Fig. On January 1, 2021, we entered into a master services agreement with an affiliate to compensate the affiliate for certain costs associated with our executive officer and other persons that provide services to the Company.

(2)	Justin Bailey is also the CEO and a director of our former parent, Loose Tooth. Mr. Bailey provides services to the Company as an advisor, focused on identifying prospective developers and viable games, products and systems to license. He devotes a substantial portion of his working time to Loose Tooth, to his vineyard and to as well as other video game developers. Mr. Bailey has served as a director of SirTech Entertainment Corp. since the third quarter of 2022 and as Chief Strategy Officer of Digital Eclipse Entertainment Partners Co. from the second quarter of 2022 to October 2024. He also served as a consultant for Atari Interactive, Inc. from the second quarter of 2021 through the first quarter of 2022. Mr. Bailey is a co-owner of Nest Vineyards (d/b/a JAB Games).

(3)	Kristine Rasmussen is the Vice President of Finance for our Company and controller of our Parent. Mrs. Rasmussen is employed by Republic Operations LLC, a subsidiary of at OpenDeal Inc. dba Republic, our Parent. She devotes all of her working time to the finances of our Parent and its subsidiaries (including the Company). Mrs. Rasmussen also sits on the board of directors of Monrovia Nursery Company. Mrs. Rasmussen devotes approximately 5 hours of her time a week toward the Company.

(4)	During our last completed fiscal year, none of our officers or directors received any stock-based compensation, either from us or our previous parent, Loose Tooth Industries, Inc., in respect of services rendered to us.

Indemnification Agreements

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, we have entered into separate indemnification agreements with our director and executive officer.

Item 4.	Security Ownership of Management and Certain Securityholders

The following table sets forth the numbers and percentages of our outstanding voting securities beneficially owned as of December 31, 2024 the filing of this annual report (as qualified in the footnotes thereto) by:

●	each person known to us to be the beneficial owner of more than 10% of any class of our outstanding voting securities;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Our voting securities consist solely of our common stock. No series of Fig Shares have or will have any voting rights. Therefore, the numbers and percentages below are the same both before and after the closing of any offering of any such securities.

Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this annual report. For purposes of computing the percentage of our outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this annual report are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o Fig Publishing, Inc., 149 Fifth Avenue, Floor 10, New York, NY 10010.

	Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Shares Beneficially Owned (2)
OpenDeal Inc. dba Republic (3)	1,000	100.0%

(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws where applicable and any other information contained in the footnotes to this table. Common stock issued by the Company is the only class of securities issued by the Company with any voting power.

(2)	Based on 1,000 shares of common stock issued and outstanding as of December 31, 2024. There are no options, warrants or other instruments outstanding that would let any party acquire shares of common stock of the Company.

(3)	OpenDeal Inc. dba Republic holds 100% of our outstanding common stock. Kendrick Nguyen is the Chief Executive Officer, a director and the largest individual shareholder with voting rights of OpenDeal Inc. dba Republic and has voting and dispositive power with respect to our common stock held by OpenDeal Inc. dba Republic. By virtue of the foregoing, Mr. Nguyen is deemed for the purposes hereof to beneficially own all of our outstanding voting securities. Mr. Nguyen does not hold any director, officer or employee position with us.

We expect that any Fig Gaming Shares and Fig Portfolio Shares we offer may be purchased by certain of our directors, officers, employees and affiliates, as well as certain directors, officers, employees and affiliates of the developer of the game whose sales receipts may support the declaration of dividends to holder of the Fig Gaming Shares and Fig Portfolio Shares. We have not reserved any Fig Gaming Shares or Fig Portfolio Shares for any such persons, and will not allocate Fig Gaming or Portfolio Shares to any such persons on any preferential basis. Any Fig Gaming and Portfolio Shares purchased in any offering by any such persons will be offered and sold on the same terms offered to other investors. All Fig Gaming Shares and Fig Portfolio Shares sold in any offering will be subject to the same transfer restrictions. In addition, we may impose additional transfer restrictions required by operation of law or, in the case of our directors, officers, employees and affiliates, by operation of our internal policies against insider trading, on such persons.

Item 5. Interest of Management and Others in Certain Transactions

On October 1, 2020, the Company and Parent entered into the Intercompany Revolving Credit Agreement. The terms of the Intercompany Revolving Credit Agreement provide the Company, upon the Company’s request, up to $1,000,000 in borrowings at an interest rate of 2% through December 31, 2020 and the short-term applicable federal rate as published by the Internal Revenue Service on the first month of each subsequent year until the revolving credit agreement is repaid in full. The Intercompany Revolving Credit Agreement was amended and restated as of February 1, 2022 (the “A&R Revolver”), to allow for up to up to $1,500,000 in borrowings at an interest rate of 2.0% through February 1, 2025 with the interest rate thereafter as specified above. As of January 24, 2025, pursuant to the terms of the A&R Revolver, the Company and Parent have agreed to extend the term of the A&R Revolver for an additional three years, with a maturity date of February 1, 2028. As of September 30, 2024, the Company owed Parent interest of $66,623. As of September 30, 2024, the Company owed Parent $1,486,825 under the Intercompany Revolving Credit Agreement, including accrued interest. See “—Overview.”

Item 6. Other Information

None

Item 7. Financial Statements.

FIG PUBLISHING, INC.

TABLE OF CONTENTS

September 30, 2024 and 2023

INDEPENDENT AUDITOR'S REPORT

To the Stockholders

Fig Publishing, Inc.

Opinion

We have audited the accompanying financial statements of Fig Publishing, Inc. which comprise the balance sheets as of September 30, 2024 and 2023 and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fig Publishing, Inc. as of September 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Fig Publishing, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Fig Publishing, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Fig Publishing, Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Fig Publishing, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audits.

Lear & Pannepacker, LLP

Princeton, New Jersey

January 28, 2025

FIG PUBLISHING, INC.

BALANCE SHEETS

September 30, 2024 and 2023

	2024	2023
ASSETS
Current Assets
Cash, cash equivalents (see Note 3)	$641,102	$111,195
Accounts receivable, net	317,880	121,018

Total Current Assets	958,982	232,213

Total Assets	$958,982	$232,213

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current Liabilities
Accounts payable	$35,389	$30,253
Due to Parent	1,486,825	1,231,154
Accrued liabilities	58,225	39,607
Dividends payable to preferred stockholders	9,446	9,446

Total Current Liabilities	1,589,885	1,310,460

Commitments and Contingencies (see Note 8)

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Preferred Stock, $0.0001 par value, 100,000 shares authorized of Preferred Stock; 25,408 and 25,826 shares issued and outstanding of Preferred stock as of September 30, 2024 and 2023, respectively	3	3
Common Stock, $0.0001 par value, 10,000 shares authorized; 1,000 shares issued and outstanding as of September 30, 2024 and 2023	0	0
Additional paid in capital	29,531,738	29,791,044
Stock subscription receivable	(4,877)	0
Accumulated deficit	(30,157,767)	(30,869,294)

Total Stockholders’ Equity (Deficiency)	(630,903)	(1,078,247)

Total Liabilities and Stockholders’ Equity (Deficiency)	$958,982	$232,213

See accompanying notes to financial statements.

FIG PUBLISHING, INC.

STATEMENTS OF OPERATIONS

Years Ended September 30, 2024 and 2023

	2024	2023
Revenues
Licensed game revenue share	$797,161	$371,153
Fig service fee	0	68,387
Termination fee	250,800	0
Total revenue	1,047,961	439,540

Operating expenses
General and administrative	215,823	226,732
Service agreement fee with Parent	180,000	180,000
Earn-out expense	65,245	48,849
Game development	0	1,068,512
Total operating expenses	461,068	1,524,093

Income (Loss) from Operations	$586,893	$(1,084,553)

Other expenses:
Interest expense (Note 7)	66,623	63,384
Total other expense	66,623	63,384

Net Income (Loss)	520,270	(1,147,937)

Preferred stock dividends	(213,180)	(200,058)

Net Income (Loss) after preferred stock dividends	$307,090	$(1,347,995)

Common shares outstanding, basic and diluted	1,000	1,000

Basic and diluted net income (loss) per share	$307.09	$(1,348.00)

See accompanying notes to financial statements.

FIG PUBLISHING, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

Years Ended September 30, 2024 and 2023

	Preferred Stock		Common Stock		Additional		Total Stockholders’
		Par		Par	Paid-in	Accumulated	Equity
	Shares	Value	Shares	Value	Capital	Deficit	(Deficiency)
Balance as of September 30, 2022	13,153	$3	1,000	$0	$18,394,014	$(29,721,357)	$(11,327,340)

Issuance cost related to prior year issues of preferred stock (see Note 6)	0	0	0	0	(118,847)	0	(118,847)
Dividend to preferred stockholders	0	0	0	0	(200,058)	0	(200,058)
Redeemable preferred stock reclassified to preferred stock (see Note 6)	12,673	0	0	0	11,715,935	0	11,715,935
Net Loss	0	0	0	0	0	(1,147,937)	(1,147,937)

Balance as of September 30, 2023	25,826	$3	1,000	$0	$29,791,044	$(30,869,294)	$(1,078,247)

See accompanying notes to financial statements.

FIG PUBLISHING, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

Years Ended September 30, 2024 and 2023

(Continued)

	Preferred Stock		Common Stock		Additional	Stock		Total Stockholders’
		Par		Par	Paid-in	Subscription	Accumulated	Equity
	Shares	Value	Shares	Value	Capital	Receivable	Deficit	(Deficiency)
Balance as of September 30, 2023	25,826	$3	1,000	$0	$29,791,044	$0	$(30,869,294)	$(1,078,247)

Proceeds received from prior year issuance of preferred stock (see Note 6)	0	0	0	0	145,131	(4,877)	0	140,254
Cancellation of preferred stock	(418)	0	0	0	(191,257)		191,257	0
Dividend to preferred stockholders	0	0	0	0	(213,180)		0	(213,180)
Net Income	0	0	0	0	0		520,270	520,270

Balance as of September 30, 2024	25,408	$3	1,000	$0	$29,531,738	$(4,877)	$(30,157,767)	$(630,903)

See accompanying notes to financial statements.

FIG PUBLISHING, INC.

STATEMENTS OF CASH FLOWS

Years Ended September 30, 2024 and 2023

	2024	2023
Cash Flows from Operating Activities
Net Income (Loss)	$520,270	$(1,147,937)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
(Increase) Decrease in accounts receivable	(196,862)	(120,253)
Increase (Decrease) in accounts payable	5,136	(2,366)
Increase in accrued interest owed to Parent	66,623	63,384
Increase (Decrease) in accrued liabilities	18,618	(18,472)

Net cash provided by (used in) operating activities	413,785	(1,225,644)

Cash Flows from Financing Activities
Proceeds from issuance of preferred game shares	140,254	233,000
Cash advanced or contributed from Parent	189,048	0
Return of capital to Parent	0	(206,360)
Payment of offering costs	0	(120,181)
Distribution payments to preferred stockholders	(213,180)	(200,058)
Return of investments upon cancellation of offering	0	(233,000)

Net cash provided by (used in) financing activities	116,122	(526,599)

Net change in cash and cash equivalents	529,907	(1,752,243)

Cash and cash equivalents at beginning of period	111,195	1,863,438

Cash and cash equivalents at end of period	$641,102	$111,195
Non-cash activities:
Accrual of dividends due to preferred stockholders	$0	$0

Cash paid for interest	$0	$0
Cash paid for income taxes	$0	$0

See accompanying notes to financial statements.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 1 – NATURE OF OPERATIONS

Fig Publishing, Inc. (“Fig” or the “Company”) was incorporated in the State of Delaware on October 8, 2015 and is a wholly-owned subsidiary of OpenDeal Inc. dba Republic (the “Parent”). Fig Publishing, Inc. is an early-stage entity and has relied significantly on its parent companies for support in the conduct of business since its inception. References below to the “Company” or “Fig” are to Fig Publishing, Inc. unless the context requires otherwise.

The Company’s former parent, Loose Tooth Industries, Inc. (the “Former Parent”) sold all of the outstanding common stock in the Company to OpenDeal Inc. dba Republic as of April 16, 2020 for $300,000 in cash, a right to all then existing accounts receivable, fifty percent of all future accounts receivable for offerings completed through January 1, 2022, when, and if, revenues and accounts receivable allow for the repayment of Parent in the amount of $350,000 (increased from $300,000 pursuant to a letter agreement entered into as of January 30, 2021) and certain other rights. As of September 30, 2022, the Former Parent had repaid the $350,000 and therefore is eligible to receive fifty percent of all revenue for offerings completed before January 1, 2022.

Fig is a community powered publisher of video games. Fig’s business is to identify, license, contribute funds to the development of, market, arrange distribution for, and earn cash receipts from sales of video games developed by third- party video game developers with whom Fig enters into license agreements to publish those games. The Company hosts the crowd-publishing campaigns on its website, Fig.co, an online technology platform to facilitate fundraising for video game development. On Fig.co, investors can purchase securities, in both public and private offerings, which offer returns tied to our revenue from a specific game. The returns are distributed to investors in proportion to their respective holdings.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments through the normal course of business and use of cash in its operations.

To date, the Company has relied significantly on the Former Parent and the Parent for liquidity and capital resources. During the year ended September 30, 2024, the Company received $189,048 of cash contributed from the Parent. As of September 30, 2024, the Company owed its Parent a total of $1,486,825. During the year ended September 30, 2023, the Company repaid $206,360 of cash contributed from the Parent.

As of September 30, 2024, the Company had an accumulated deficit of approximately $30.2 million.  Because the Company has not yet generated sufficient revenue from our operations to fully fund our activities, the Company to date has depended to a significant extent on our Parent to fund our operations. This exposes us to the risk that our Parent may be unable to provide us with financing necessary to continue our operations. Therefore, the Company has decided to discontinue pursuing the funding and promotion of new video games, devices or systems given the current financial challenges the Company faces. At this time, the Company seeks to continue operating the portion of our business dedicated to collecting our revenue shares from sales of previously funded games, devices and systems and paying dividends on outstanding Fig Gaming Shares and Fig Portfolio Shares.

Management has determined that these matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

The Company’s significant estimates are related to share-based compensation, expense allocations, contingencies, and the valuation allowance associated with its deferred tax assets. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

For purposes of the balance sheets and the statement of cash flows, the Company considers short-term highly liquid resources, such as investments in certificates of deposit and money market funds, with an original maturity of three months or less when purchased, to be cash equivalents.

Accounts Receivable

As of September 30, 2024 and 2023, all of the Company’s accounts receivable are licensed game revenues due from developers or distributors. Management has evaluated the receivables and believes they are collectable based on the nature of the receivables, historical experience of credit losses, and all other currently available evidence. As of September 30, 2024 and 2023, the Company had no allowance for credit losses.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The Company follows accounting guidance on fair value measurements for financial assets and liabilities measured at fair value on a recurring basis. Under the accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities

●	Level 2 – Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace

●	Level 3 – Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Codification (“ASC”) 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2024 and 2023 the recorded values of receivables, accounts payable and other liabilities approximated their fair value due to the short-term nature of the instruments.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

The Former Parent’s employees provided services to Fig, and the allocation of stock-based compensation expense and payroll expense for such employees was set forth in the Cost Sharing Agreement. Fig expensed stock-based compensation over the requisite service period based on the estimated grant-date fair value of the awards granted by the Former Parent. The assumptions the Former Parent used in calculating the fair value of stock-based awards represent their best estimates and involve inherent uncertainties and the application of its judgment. As it relates to any modifications made of previously outstanding awards, the Former Parent accounted for the incremental increase in the fair value over the original award on the date of the modification as an expense for vested awards or over the remaining service (vesting) period for unvested awards and allocates the incremental cost to Fig accordingly. The incremental compensation cost is the excess of the fair value-based measure of the modified award on the date of modification over the fair value of the original award immediately before the modification.

The Former Parent granted stock options or warrants to purchase its common stock to non-employees for acquiring goods or providing services that benefit Fig. The Former Parent recognized stock-based compensation at fair value when the goods are obtained or over the service period, which is generally the vesting period, and allocated a portion of the expense to Fig based on the terms of the cost sharing agreement. If the award contains performance conditions, the measurement date of the award is the earlier of the date at which a commitment for performance by the non- employee is reached or the date at which performance is reached. A performance commitment is reached when performance by the non-employee is probable because of sufficiently large disincentives for nonperformance.

Upon the acquisition of the Company by Parent, all stock options were cancelled and none are outstanding. The Company does not provide stock-based compensation to its officers, directors, employees, advisors or other parties.

Revenue Recognition

The Company generates revenues through non-exclusive licenses of video games from developers and, to a lesser extent, through the provision of marketing services. The Company recognizes revenue upon the satisfaction of performance obligations, which occurs upon the sale of the video game on the storefront or by a distributor.

Licensed Game Revenue

The Company licenses video games and video game consoles from third party developers on a non-exclusive basis. Provided a game is successfully developed and published, sales receipts generated from the games will be shared with the Company in the proportions specified in each non-exclusive license agreement. Games licensed with the developer are sold via digital channel storefronts. The storefront is responsible for delivery/fulfillment of the game, cash collection, and refunds to the end customer. The storefront will remit cash receipts net of refunds, value added taxes, and its distribution fee to the Company or the developer. The net receipts are then allocated between the Company and the developer in the proportions specified in the license agreement. Since the Company does not act as the primary obligor in the sale to the end customer, the Company reports revenue related to these arrangements net of the fees retained by the storefront and net of the developer’s revenue share. The Company generally requires payment from developers or distributors within 30 to 90 days from the period’s sales.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fig Service Fee

The Company charges a service fee to developers based on the amount of funds raised by the Company. Fig Service Fee revenue is recognized upon the Company providing development funds to the developer. The fee is paid to the Company at the time that the Company funds the game’s development expenses.

Game Development Expenses

Pursuant to the Company’s publishing license agreements with developers, once a video game or video game console crowd-publishing campaign has reached its fundraising goal, the Company is committed to funding the development of and publishing the video game or video game console. The Company believes that, by generally requiring a certain threshold of public support for a game, product or system prior to being committed to publish it, the Company is better able to publish products that have a higher likelihood of being commercially successful. The Company may also commit to funding the development of and publishing of video games and video game consoles without a crowd-publishing campaign prior. Costs related to design and development of a video game or console are expensed when the Company can reasonably estimate the amount of Fig Funds to be provided to the developer in connection with crowd-publishing campaigns that have succeeded. This estimate is based on management’s analysis of a number of factors, including discussions with the developer, management’s analysis of the game’s commercial potential, results of the crowd-publishing campaign, and the results of the related securities offering. As a result, Fig Funds are correlated to the amount of proceeds the Company has raised from the sale of the securities associated with the game.

The Company’s license agreements with some developers include minimum guaranteed Fig Funds. These minimum amounts are accrued when the campaign goals are met pursuant to the license agreement. Fig Funds are released to the developer shortly after the related securities offering is closed or in various amounts over time to fund the development of the game until it is ready for commercial launch.

Joint and Several Obligations with Parent

The Company measures its obligations, from arrangements in which it is jointly and severally liable with its Parent, as the sum of the amount the Company has agreed with its Parent that it will pay, and any additional amount the Company expects to pay on behalf of its Parent.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses totaled $0 for the years ended September 30, 2024 and 2023.

If advertising rates or other media placement costs increase, the cost of promoting game sales may increase, which may reduce advertisement and ultimately sales of a product, which could ultimately negatively affect our business and our ability to pay dividends to holders of Fig Gaming Shares and/or Fig Portfolio Shares.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company financial statements.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (Continued)

In June 2016, the FASB Issued ASU No. 2016-13, Financial Instruments (Topic 326), Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326), which provides guidance regarding the measurement of credit losses on financial instruments. The new guidance replaces the incurred loss impairment methodology in the current guidance with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. Topic 326 was effective for the year ended September 30, 2024. The Company determined that the adoption of this standard did not have a significant impact on its financial statements.

NOTE 4 – ASSUMPTIONS AND COST SHARING ALLOCATIONS

On January 1, 2021, the Company entered into a master services agreement with our Parent. Under the agreement, the Parent allocates to the Company employees of the Parent who provide us with services. Overall, the Parent provides Fig with management and administrative services, services relating to information technology provision and support, distribution rights management and other support operations, facilities, human resources services, tax planning and administration, accounting, treasury and insurance. Under the agreement, for these services and other benefits, the Company will pay the Parent $45,000 quarterly, in arrears, at the conclusion of each calendar quarter. The agreement had an initial term through December 31, 2021, and automatically renews for successive one-year terms each December 31, unless either party provides the other party with written notice of its intent not to renew at least three months prior to such date. The master service agreement automatically renewed on December 31, 2024 and continues to be in force and effect.

NOTE 5 – LICENSE AGREEMENTS

The Company entered into game co-publishing license agreements with third party developers for each crowd- publishing campaign that it hosted on its Parent’s website, Republic.com. These crowd-publishing campaigns allowed the developers to raise funds through sales of games and associated rewards, and they allowed the Company to gauge interest in a game prior to an offering of Fig Gaming or Fig Portfolio Shares associated with that game. A crowd-publishing campaign must be successful in the rewards portion of its program before the Company would greenlight its publishing of a game and launch an offering of Fig Gaming or Portfolio Shares for that game.

 A crowd-publishing campaign is successful if certain targets were met. If a crowd-publishing campaign was successful in meeting its fundraising goal, the developer received the proceeds of all the pledges made during the crowd-publishing campaign directly from a third-party payment processor. If the crowd-publishing campaign was not successful, the license agreement terminated, and the rewards pledges were not collected. Fig was not involved in the payment of crowd-publishing pledges to the developer or in the fulfillment of crowd-publishing rewards by the developer.

If the crowd-publishing campaign was successful in meeting its fundraising goal, Fig would decide launch an offering of Fig Gaming or Fig Portfolio shares for that game. Thereafter, the Company paid the developer various amounts over time to fund the development of the game until the game was ready for commercial marketing and sale, which may have included amounts Fig has already obtained for game publishing (“Fig Funds”). The amount of the Fig Funds provided to a particular developer was determined by the Company’s analysis of a number of factors, including discussions with the developer, management’s analysis of the game’s commercial potential, results of the crowd-publishing campaign and results of the related securities offering. Historically, Fig Funds have at least equaled the aggregate proceeds from the offering of the associated securities. In exchange for funding the development of the game, the Company received and continues to receive its share of revenue from the sales receipts and sometimes an additional service fee from sales of the game as compensation.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 6 – STOCKHOLDERS’ EQUITY

Capital Stock

Pursuant to the Company’s amended and restated certificate of incorporation, the Company is authorized to issue 10,000 shares of common stock, par value $0.0001 per share, and 100,000 shares of preferred stock, par value of $0.0001 per share.

Common Stock

As of September 30, 2024, the Parent held 1,000 shares of the Company’s common stock, representing 100% of the then issued and outstanding shares of common stock. As a result, the Parent holds all of the voting power and has sole control of the Company.

Preferred Stock

On October 28, 2020, the Securities and Exchange Commission qualified the Regulation A+ offering up to $15,000,000 of shares of non-voting preferred stock known as Fig Gaming Shares – Digital Eclipse (“FGS-DE”), at a price of $1,000 per share, through a Regulation A+, Tier 2 offering. On August 18, 2021, the Securities and Exchange Commission qualified the Regulation A+ offering up to $15,000,000 of shares of non-voting preferred stock known as Fig Portfolio Shares – Series 2021 (“FPS-2021”), at a price of $1,000 per share, through a Regulation A+, Tier 2 offering.

All proceeds raised from FGS-DE and FPS-2021 were held in a non-interest-bearing escrow account maintained on the Company’s behalf until such funds were deployed for the development of particular games agreed to by the Company. In the event the Company does not identify and contribute all of such funds to developers for the development of games, such funds not otherwise used to pay previously disclosed fees related to the offering will be returned to holders of FGS – DE and FPS - 2021 on a pro-rata basis, without interest or deduction, on the third anniversary of the final closing of that offering. All funds were deployed as of December 31, 2023.

During the years ended September 30, 2024 and 2023, the Company issued no shares of Redeemable Preferred Stock or Preferred Stock. The Company received $145,131 from proceeds from prior issuance of Redeemable Preferred Stock which the Company did not account for the proceeds until the cash was received from a third party. The $118,847 of issuing costs included in the stockholders’ equity for the year ended September 30, 2023 were related to costs incurred during the year ended September 30, 2023 related to offerings that were raised in the prior year.

As of September 30, 2024 and 2023, the Company had 25,408 and 25,826 shares of preferred stock, or Fig Gaming Shares, outstanding, respectively. As of September 30, 2022, the Company had 12,673 shares of Redeemable preferred stock outstanding. The Redeemable Preferred Stock outstanding as of September 30, 2022 had a provision which required the Company to return funds to investors that had not been invested by the Company into game development. During the year ended September 30, 2023, the Company had invested all of the remaining funds into game development and as a result of this action the preferred stock that was formerly classified as Redeemable Preferred Stock is no longer redeemable. Furthermore, the Company has reclassified the value of the Redeemable Preferred Stock raised into equity during the year ended September 30, 2023.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 6 – STOCKHOLDERS’ EQUITY (continued)

Preferred Stock (continued)

 During the year ended September 30, 2023, the Company returned $233,000 of deposits from investors related to the Fig Gaming Shares - Atari offering. During January 2024, the Board of Directors authorized the cancellation of 30,000 shares of Fig Gaming Shares – Atari. Also during the year ended September 30, 2024, the Company issued a final distribution related to Fig Gaming Shares – Moonray and then cancelled all authorized and outstanding shares.

As of September 30, 2024, the Company had the following number of authorized and outstanding Fig Gaming Shares and Fig Portfolio Shares:

	Authorized Number of Shares	Outstanding Number of Shares
Fig Portfolio Shares – Series 2021	15,000	2,283
Fig Gaming Shares – Digital Eclipse	15,000	10,390
Fig Gaming Shares – Amico	15,000	11,590
Fig Gaming Shares – JASB	1,600	328
Fig Gaming Shares – CTT	1,200	248
Fig Gaming Shares – Chorus	500	372
Fig Gaming Shares – Soundfall	100	57
Fig Gaming Shares – KnightOut	50	21
Fig Gaming Shares – Crazy Justice	50	49
Fig Gaming Shares – Xenosis	34	34
Fig Gaming Shares – Bounty Battle	30	23
Fig Gaming Shares – Pig Eat Ball	13	13
Total Preferred Stock	48,577	25,408

The Company’s preferred stock are designed to reflect or “track” the economic performance one or more particular video game co-publishing license agreements that the Company has entered into with video game developer, rather than the economic performance of the Company as a whole.

Holders of Fig Gaming Shares and Fig Portfolio Shares have no voting powers and no direct claim to the Company’s net assets and are not represented by separate boards of directors. Instead, holders of Fig Gaming Shares and Fig Portfolio Shares are stockholders of the Company, with a single board of directors and subject to all of the risks and liabilities of the Company. If the games are successfully developed and published, the Board may declare dividends to allot part of its revenue shares to holders of Fig Gaming Shares and Fig Portfolio Shares. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the company, after payment or provision for payment of liabilities of the Company, holder of Fig Gaming Shares and Fig Portfolio Shares will be entitled to received (i) all dividends and other distributions declared or accrued on such series by the Board but not yet paid, plus (ii) an amount equal to the value of the net assets attributed to the publishing rights under the License Agreements.

Dividends to the holders of each series of Fig Gaming Shares and Fig Portfolio Shares are typically paid every six months in May and November of each year. During the year ended September 30, 2024, the Company paid dividends totaling $213,180 related to license revenue received from Moonray. During the year ended September 30, 2023 the Company paid dividends totaling $200,058 related to license revenue received from Digital Eclipse. The aggregate amount accrued for dividends on all series of the Fig Gaming Shares and Fig Portfolio Shares as of September 30, 2024 and 2023 was $9,446.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 7 – INTERCOMPANY REVOLVING CREDIT AGREEMENT

On October 1, 2020, the Company and Parent entered into the Intercompany Revolving Credit Agreement. The terms of the Intercompany Revolving Credit Agreement provided the Company, upon the Company’s request, up to $1,000,000 in borrowings at an interest rate of 2% through December 31, 2020 and the short-term applicable federal rate as published by the Internal Revenue Service on the first month of each subsequent year until the revolving credit agreement is repaid in full. The Intercompany Revolving Credit Agreement was amended and restated as of February 2, 2022 to allow for up to up to $1,500,000 in borrowings at an interest rate of 2.0% through February 1, 2025 with the interest rate thereafter as specified above. On January 22, 2025, an extension letter was issued extending the term of the intercompany revolving credit agreement through February 1, 2028.

As of September 30, 2024 and 2023, the Company owed Parent $1,486,825 and $1,231,154 respectively under the Intercompany Revolving Credit Agreement, including accrued interest.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Lease

The Company is not a party to any leases. The Company had no allocation of rent expense from our Parent during the fiscal years ended September 30, 2024 and 2023.

Contingency

From time to time the Company has been involved in various requests for documents and claims which have arisen in the ordinary course of its business. Although it is difficult to predict the ultimate outcome, management believes the ultimate disposition of these matters will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company. No material amount of loss in excess of recorded amounts is believed to be reasonably possible as a result of these claims and legal proceedings.

The Company is subject to audits by tax authorities in jurisdictions where it conducts business. These audits may result in assessments that are subsequently resolved with the authorities or potentially through the courts. Management believes the Company has adequately provided for any assessments likely to result from these audits; however, final assessments, if any, could be different than the amounts recorded in the condensed consolidated financial statements.

The Company recognizes a liability for a contingency when it is probable that liability has been incurred and when the amount of loss can be reasonably estimated. When a range of probable loss can be estimated, the Company accrues the most likely amount of such loss, and if such amount is not determinable, then the Company accrues the minimum of the range of probable loss. As of September 30, 2024 and through the date these financial statements are issued, there were no such matters.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 9 – INCOME TAXES

On March 27, 2020, the U.S. government signed into law the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act repealed the 80% income limitation for net operating loss carryforwards for tax years beginning before January 1, 2021. Therefore, the Company is able to use existing net operating loss carryforwards to offset current year taxable income. As the Company had recorded a 100% valuation allowance for net operating loss carryforwards as of September 30, 2018, the Company has not recognized income tax expense or benefit during the years ended September 30, 2024 and 2023.

The Company is included in the consolidated federal income tax return of the Parent. The Company has a tax sharing agreement, which requires it to make tax payments to the Parent equal to the Company’s liability/(benefit) as if it filed a separate return. The Company calculated an income tax provision and deferred income tax balances as if the Company had filed its own separate tax return under Sub-chapter C of the Internal Revenue Code.

A reconciliation of the statutory U.S. federal rate to the Company’s effective tax rate is as follows:

	Years Ended September 30,
	2024	2023
Statutory U.S. Federal rate	21.0%	21.0%
State income tax, net of Federal benefit	7.0%	7.0%
Meals and entertainment	0.0%	0.0%
Other	0.0%	0.0%
Valuation allowance	(28.0)%	(28.0)%

Provision for income taxes	0.0%	0.0%

The components of the net deferred tax asset are as follows:

	As of September 30,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$8,095,931	$8,241,607
Valuation allowance	(8,095,931)	(8,241,607)

Net deferred tax assets	$0	$0

The Company has determined, based upon available evidence, that it is more likely than not that the net deferred tax asset will not be realized and, accordingly, has provided a full valuation allowance.

The Company’s operations are included in the US federal and state tax returns of the Parent and Former Parent. These tax returns when filed are subject to examination by tax authorities for periods beginning with the Former Parent’s calendar year ended December 31, 2015, however, this footnote has been presented as if the Company is filing its tax returns on a separate, stand-alone basis. The net operating loss carry forwards of the Parent will not expire and can be carried forward indefinitely.

FIG PUBLISHING, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2024 and 2023

NOTE 9 – INCOME TAXES (continued)

The Parent’s major tax jurisdictions are the United States and California during the years ended September 30, 2024 and 2023. The Company’s evaluation of uncertain tax matters was performed for the tax period for the year ended September 30, 2024. The Company has elected to reflect interest and penalties attributable to income taxes, to the extent they arise, as a component of its income tax provision or benefit, as well as its outstanding income tax assets and liabilities.

The Company only recognizes tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. To date, the Company has not recognized such tax benefits in its financial statements.

NOTE 10 – SUBSEQUENT EVENTS.

Management’s Evaluation

Management has evaluated subsequent events through January 28, 2025, the date the financial statements were available to be issued.

Item 8. Exhibits

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit No. 2.1.1 to the Company’s Form 1-A offering statement (File No. 024-11236) filed with the SEC on June 8, 2020).
2.1.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit No. 2.1.2 to the Company’s Form 1-A offering statement (File No. 024-11236) filed with the SEC on June 8, 2020).
2.2	Bylaws of the Company (incorporated herein by reference to Exhibit No. 2.2 to the Company’s Form 1-A offering statement (File No. 024-11236) filed with the SEC on June 8, 2020).
3.1	Certificate of Designations for FGS – Amico (incorporated herein by reference to Exhibit 3.1 to the Company’s Form1-K/A annual report (File No. 24R-00037) filed with the SEC on February 2, 2021).
3.2	Amended and Restated Certificate of Designations for FGS – DE (incorporated herein by reference to Exhibit 3.1 to the Company’s Form1-K/A annual report (File No. 24R-00037) filed with the SEC on February 2, 2021).
3.3	Certificate of Designations for FGS – Moonray (incorporated herein by reference to Exhibit No. 3.3 to the Company’s 2021 Annual Report (File No. 24R-00034) filed with the SEC on January 27, 2022).
3.4	Certificate of Designations for FPS – 2021 (incorporated herein by reference to Exhibit No. 3.4 to the Company’s 2021 Annual Report (File No. 24R-00034) filed with the SEC on January 27, 2022).
4.1	Form of Subscription Agreement between the Company and investors in FGS – Amico (incorporated herein by reference to Exhibit No. 4.1 to the Company’s Form 1-A offering statement (File No. 024-11236) filed with the SEC on June 8, 2020).
4.2	Form of Subscription Agreement between the Company and investors in FGS – DE (incorporated herein by reference to Exhibit No. 4.1 to the Company’s Form 1-A offering statement (File No. 024-11304) filed with the SEC on August 27, 2020).
4.3	Form of Subscription Agreement between the Company and investors in FGS – Moonray (incorporated herein by reference to Exhibit No. 4.3 to the Company’s Form 1-A POS amended offering statement (File No. 024-11236) filed with the SEC on February 22, 2021).
4.4	Form of Subscription Agreement between the Company and investors in FPS – 2021 (incorporated herein by reference to Exhibit 6.4 to the Company’s Form 1-A/A amended offering statement (File No. 024-11496) filed with the SEC as of August 3, 2021).
6.1	Intercompany Revolving Credit Agreement between OpenDeal Inc. and the Company, entered into as of October 1, 2020 (incorporated herein by reference to Exhibit No. 6.3 to the Company’s Pre-Qualification Amendment No. 2, filed with the SEC on October 20, 2020, to the Company’s Form 1-A offering statement (File No. 024-11304) filed with the SEC on August 27, 2020).
6.2	Amended and Restated Intercompany Revolving Credit Agreement between OpenDeal Inc. and the Company, entered into as of February 2, 2022. (incorporated herein by reference to Exhibit No. 6.1 to the Company’s 2022 1-SA semiannual report (File No. 24R-00037)
6.3*	Letter Agreement Exteting Term of Amended and Restated Intercompany Revolving Credit Agreement between OpenDeal Inc. and the Company, entered into as of January 22, 2025
6.4	Master Services Agreement between OpenDeal Inc. and the Company, entered into on January 1, 2021 (incorporated herein by reference to Exhibit No. 6.4 to the Company’s Post-Qualification Amendment No. 4, filed with the SEC on February 22, 2021, to the Company’s Form 1-A offering statement (File No. 024-11236) filed with the SEC on June 8, 2020).
6.5	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Digital Eclipse Entertainment Partners LLC, entered into as of August 12, 2020 (incorporated herein by reference to Exhibit No. 6.2 to the Company’s Preliminary Offering Circular (File No. 024-11304) filed with the SEC on August 27, 2020
6.6*	First Amended and Restated Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Digital Eclipse Entertainment Partners LLC, entered into as of January 11, 2021
6.7*	Second Amended and Restated Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Digital Eclipse Entertainment Partners Co., entered into as of June 25, 2021
6.8*	First Amendment to Second Amended and Restated Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Digital Eclipse Entertainment Partners Co., entered into as of November 7, 2024
6.9	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Atari Interactive, Inc., entered into as of August 17, 2022 (incorporated herein by reference to Exhibit No. 6.3 to the Company’s Preliminary Offering Circular (File No. 024-12017) filed with the SEC on October 7, 2022).
6.10	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Sirtech Entertainment Corp. regarding Classic Wizardry Re-release I, entered into as of August 10, 2022 (incorporated herein by reference to Exhibit No. 6.4 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).

6.11	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Sirtech Entertainment Corp. regarding Classic Wizardry Re-release II, entered into as of August 10, 2022 (incorporated herein by reference to Exhibit No. 6.5 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.12	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Sirtech Entertainment Corp. regarding Classic Wizardry Re-release III, entered into as of August 10, 2022 (incorporated herein by reference to Exhibit No. 6.6 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.13	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Sirtech Entertainment Corp. regarding Classic Wizardry Proving Grounds of the Mad Overlord Remaster, entered into as of December 28, 2022 (incorporated herein by reference to Exhibit No. 6.7 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.14	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Rose City Game Consulting, LLC, entered into as of March 28, 2022 (incorporated herein by reference to Exhibit No. 6.8 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.15	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Team Clam regarding Clam Man 2, entered into as of August 8, 2022 (incorporated herein by reference to Exhibit No. 6.9 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.16	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Crispy Creative regarding A Long Journey to an Uncertain End, entered into as of June 30, 2022 (incorporated herein by reference to Exhibit No. 6.10 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.17	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Brainchild Studios Ltd. regarding Blood for Baal, entered into as of December 19, 2022 (incorporated herein by reference to Exhibit No. 6.11 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.18	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Party for Introverts Limited regarding Cabernet, entered into as of August 11, 2022 (incorporated herein by reference to Exhibit No. 6.12 to the Company’s Amendment No. 3 To Offering Statement (File No. 024-12017) filed with the SEC on January 18, 2023).
6.19	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Atari Interactive, Inc. regarding Days of Doom, entered into as of January 10, 2023. (incorporated herein by reference to Exhibit No. 6.14 to the Company’s 2023 1-SA semiannual report (File number 24R-00037) filed with the SEC on June 29, 2023).
6.20	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Atari Interactive, Inc. regarding Mr. Run and Jump, entered into as of January 10, 2023. (incorporated herein by reference to Exhibit No. 6.15 to the Company’s 2023 1-SA semiannual report (File number 24R-00037) filed with the SEC on June 29, 2023).
6.21	Letter Agreement between Fig Publishing, Inc. and Atari Interactive, Inc. (dated February 17, 2023). (incorporated herein by reference to Exhibit No. 6.16 to the Company’s 2023 1-SA semiannual report (File number 24R-00037) filed with the SEC on June 29, 2023).
6.22	Fig Revenue-Sharing Agreement between Fig Publishing, Inc. and Rose City Game Consulting, LLC regarding Steel Bridge, entered into as of July 27, 2023 (incorporated herein by reference to Exhibit No. 6.18 to the Company’s 2023 1-K annual report (File number 24R-00037) filed with the SEC on June 29, 2023)
7.1	Termination Agreement between Fig Publishing, Inc. and Element 115 LLC, regarding Moonray, entered into as of January 8, 2024 (incorporated herein by reference to Exhibit No. 7.1 to the Company’s 2023 1-K annual report (File number 24R-00037) filed with the SEC on June 29, 2023)
8.1	Escrow Agreement between BankProv and Fig Publishing, Inc. (incorporated herein by reference to Exhibit No. 6.3 to the Company’s Preliminary Offering Circular (File No. 024-12017) filed with the SEC on October 7, 2022).
8.2	Escrow Services Agreement by and among Fig Publishing, Inc., Prime Trust, LLC and BankProv. (incorporated herein by reference to Exhibit No. 8.2 to the Company’s Form 1-K annual report (File No. 24R-00037) filed with the SEC on January 30, 2023).
8.3	Escrow Services Agreement by and among Fig Publishing, Inc., Prime Trust, LLC and BankProv. (incorporated herein by reference to Exhibit No. 8.3 to the Company’s Form 1-K annual report (File No. 24R-00037) filed with the SEC on January 30, 2023).
11.1**	Consent of independent auditor, Lear & Pannepacker, LLP.

*	Filed herewith
**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIG PUBLISHING, INC.

By:	/s/ Lee Charles (Chuck) Pettid
Lee Charles (Chuck) Pettid
President

Date:	January 28, 2024

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Charles (Chuck) Pettid	President, Director, and Secretary	January 28, 2024.
Lee Charles (Chuck) Pettid	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin Bailey	Director	January 28, 2024.
Justin Bailey

/s/ Emily Pollack	Director	January 28, 2024.
Emily Pollack